                                                                    EXHIBIT 10.9

                                                              Executed Software
                                                                 OEM License
                                                                  Agreement




                                    cadence



                        SOFTWARE OEM LICENSE AGREEMENT

                                    BETWEEN

                               Synplicity, Inc.

                                      AND

                         Cadence Design Systems, Inc.



                       Effective Date: December 23, 1997

                            Agreement No._________

                                     INDEX

Section  Description                                                   Page
-------  ------------------------------------------------------------------
         RECITAL.....................................................     3

1.0      DEFINITIONS.................................................     3

2.0      APPOINTMENT.................................................     5

3.0      DELIVERY AND ACCEPTANCE.....................................     5

4.0      LICENSE GRANT...............................................     6

5.0      MAINTENANCE. TRAINING AND ENHANCEMENTS......................     6

6.0      MARKETING AND PROMOTION.....................................     7

7.0      FEES........................................................     8

8.0      SOURCE CODE ESCROW..........................................     8

9.0      PROTECTION OF CONFIDENTIAL INFORMATION......................     9

10.0     WARRANTY AND INDEMNIFICATION................................    10

11.0     TERM AND TERMINATION........................................    11

12.0     GENERAL.....................................................    12

EXHIBITS:

Exhibit A  - Products and Designated Equipment
Exhibit B  - Maintenance and Support Services
Exhibit C  - Fees and Payment
Exhibit D  - Software Deposit Agreement
Exhibit E  - Trademark Specifications
Exhibit F  - Cadence Current Standard Software License and Maintenance
             Agreements
Exhibit G  - Licenses for Use in Professional Services
           Exhibit I   - Transfer Agreement
           Exhibit II  - Synplicity Software License Agreement and Maintenance
                         Agreement
                                    cadence

                        SOFTWARE OEM LICENSE AGREEMENT

                       Effective Date: December 23, 1997
                                       -----------------

                           Agreement No:____________

This Software OEM License Agreement ("Agreement") is entered into effective as of the date set forth above by and among, on the one hand, Cadence Design Systems, Inc., a Delaware corporation having a principal place of business at 555 River Oaks Parkway, San Jose, California 95134, and Cadence Design Systems (Ireland) Limited, a corporation organized and existing under the laws of Ireland having a place of business at Block U, East Point Business Park, Dublin 3, Ireland (collectively, "Cadence"), and, on the other hand, Synplicity, Inc., having a principal place of business at 624 East Evelyn Avenue, Sunnyvale, California 94086 ("Vendor").

WHEREAS Cadence develops and markets software application packages used in the electronic design automation industry for the computer-aided engineering, design, simulation and layout of advanced electronic circuits, printed circuit boards and electronic systems and subsystems; and

WHEREAS Vendor has developed certain computer programs and desires to grant Cadence rights to commercially exploit such programs on a world-wide basis; and

WHEREAS Cadence is willing, subject to the terms of this Agreement, to market, distribute and sublicense Vendor's programs as stand alone products or in combination or for use with the software and systems which Cadence develops;

NOW, THEREFORE in consideration of the mutual promises herein contained the parties here, agree as follows:

1.0  DEFINITIONS.
     -----------

     1.1  "Ancillary Work" means any software code written by or for Cadence
           --------------
(and not by Vendor) for the purpose of tightly integrating the Licensed Work as an integral and functioning part of Cadence's product framework environment and/or to meet unique requirements of an End User, or to provide new or improved features, functionality or enhancements to the Licensed Work without modifying the Licensed Work itself.

     1.2  "Cadence" means Cadence and its world-wide Subsidiaries and the
           -------
successors and assigns of any of them.

     1.3  "Designated Equipment" means computer hardware contained in one of the
           --------------------
equipment product families listed on Exhibit A and all improved and enhanced
                                     ---------
versions of such equipment, and also including the operating system environment with which Cadence's products operate. At the request of either party from time to time, the parties shall amend Exhibit A to reflect expansions and extensions
                                 ---------
of the product families there represented and bill in good faith negotiate the inclusion of additional product lines.

     1.4  "Documentation" means all data sheets, user manuals and/or education
           -------------
and training materials in human or machine readable form, and all Maintenance Modifications and Enhancements thereto which: (i) document the design or details of the Product(s); and/or (ii) explains the capabilities of the Product; and/or
(iii) provides operating instructions for using the Product.

     1.5  "End User" means an entity who acquires the Licensed Work for its
           --------
internal production use.

     1.6  "Enhancement" means any modification(s), revision(s), upgrade(s) or
           -----------
addition(s) to the Products made by or on behalf of Vendor (other than a Maintenance Modification) that improves its function, adds new function(s) or substantially enhances its performance and which are applicable to the FPGA marketplace Enhancements shall include updates to the Documentation.

     1.7  "Error(s)" means any malfunction or defect in the Products and/or a
           --------
mistake in the Documentation that prevents the Product from correctly operating in full conformance with its functional specifications, including, without limitation, any deviations from commonly accepted standards for normal and correct operation of computer programs, even if not explicitly mentioned in the Documentation, e.g., cases where the Product abnormally ceases function, produces incorrect or misleading information or erroneously interprets information given to it, and similar deviations.

     1.8  "Fees" means the fees that Cadence shall pay Vendor related to the
           ----
sublicense of each copy of the Product to an End User as more specifically described in Section 7 below.

     1.9  "Licensed Work(s)" means the Products and Documentation collectively.
           ----------------

     1.10 "Maintenance Modification" means any modification(s), revision(s) or
           ------------------------
addition(s) to the Products necessary to: (i) correct Errors; or (ii) support new releases of the Designated Equipment or subsequent revisions of its operating system; or (iii) update a Product to ensure its continuing compatibility with versions of Cadence's product(s) it is intended to be used with, if any or (ix) other modification(s) or addition(s) which are not Enhancements. Maintenance Modifications shall include correction to Documentation.

     1.11 "Marketing Agent(s)" means those distributors, dealers, resellers,
           ------------------
representatives, affiliates or Subsidiaries with whom Cadence enters into a contractual relationship for the express purpose of engaging such entity to market to End-Users, the Licensed Work or other Cadence products which include the Licensed Works. Marketing Agent does not include an employee of Cadence,

     1.12 "Net Maintenance Revenues" means the portion of gross revenues
           ------------------------
recognized by Cadence that are directly attributable to the sale of maintenance services directly related and apportioned to the Licensed Works, net of Marketing Agent commissions, refunds, commodity taxes, value added taxes, sales taxes, and provision for bad debt. Net Maintenance Revenues specifically excludes revenues recognized by Cadence from the sale or provision of maintenance services related to or in connection with Licensed Works that are provided to persons for evaluation or demonstration purposes only.

     1.13 "Net Product Revenues" means the portion of gross revenues recognized
           --------------------
by Cadence that are directly attributable to the sale or license of the Licensed Works, net of Marketing Agent commissions, returns, commodity taxes, value added taxes, sales taxes, and provision for bad debt. Net Product Revenues specifically excludes revenues recognized by Cadence from any Licensed Works that are provided to persons for evaluation or demonstration purposes only.

     1.14 "Product(s)" means the Vendor software products in object code format
           ---------
specified in Exhibit A. including any Maintenance Modifications, Enhancements, and new versions thereof, and any replacement software products therefor regardless of the name or labeling of such product(s).

     1.15 "Subsidiary" means a corporation, limited liability company,
           ----------
partnership, joint venture, company, unincorporated association or other entity in which more than fifty percent (50%) of the outstanding shares, securities or other ownership interest (representing the right to vote for the election of directors or other managing authority or the right to make the decisions for such entity, as applicable) is, now or hereafter, owned or controlled, directly or indirectly, by a party hereto. Such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

     1.16 "Synergy FPGA" means the FPGA products in Cadence's Synergy product
           ------------
line, including Synergy PIC designer, Synergy FPGA designer and Synergy FPGA optimizer products for both Verilog and VHDL.

     1.17 "Upgrade Copy(ies)" means any copy(ies) of the Synplify Product that
           -----------------
is licensed to an End User as an upgrade to a copy of Synergy FPGA licensed to such End User.

     1.18 "Term" means the term of this Agreement as specified in Section II
           ----
below, including applicable extensions.

2.0  APPOINTMENT.
     -----------

     2.1 Vendor hereby appoints Cadence as its non-exclusive OEM for the delivery of Licensed Works to End Users world-wide, and Cadence hereby accepts such appointment.

     2.2 Cadence shall arrange for deliver of Licensed Works to the End Users and providing End Users maintenance support of Licensed Works, through Cadence's usual channels for distribution and maintenance, except as provided in Section
2.3 hereof. Cadence will pay Vendor the license and maintenance fees as more fully described in Section 7.

     2.3  Excluded Marketing Agents. Cadence agrees that it bill not distribute
          -------------------------
the Products through Marketing Agents whose primary business is the development and sale of FPGA or CPLD hardware or EDA software products.
---

3.0  DELIVERY AND ACCEPTANCE.
     -----------------------

     3.1  Initial Delivery, Acceptance Tests and Corrections. For the initial
          --------------------------------------------------
Licensed Work and for each major revision of the Product, Vendor shall deliver to Cadence a copy of the Licensed Work in accordance with the delivery schedule mutually agreed upon by the parties. Cadence shall have sixty (60) days after the initial delivery of the Product to perform such tests Cadence deems reasonably necessary to determine whether such version meets the specifications and performance standards contained in Vendor's product literature, and is capable of performing repetitively in a variety of situations without failure (the "Acceptance Standards"). Cadence shall promptly notify Vendor if Cadence determines that the Product does not meet the Acceptance Standards. Vendor shall than have thirty (30) days to modify or improve such Product version, at Vendor's expense, so that it performs in accordance with the Acceptance Standards and to redeliver it to Cadence. Cadence shall have a second sixty (60) day test period to reconduct the acceptance tests. Failure of the initial Product to meet the Acceptance Standards shall entitle Cadence to terminate this Agreement upon written notice to Vendor, without any liability of Cadence to Vendor or Vendor to Cadence. Failure of any other version of the Product to meet the Acceptance Standards shall constitute a material breach by Vendor.

     3.2  Acceptance Date. If and when the acceptance tests establish that the
          ---------------
Product is performing in accordance with the Acceptance Standards, Cadence shall promptly notify Vendor in writing that it accepts that Product version (the "Acceptance Date"). Within thirty (30) days of the Acceptance Date, or when Vendor makes the Product available to customers, whichever occurs first, Vendor shall deliver to Cadence: (i) one (1) reproducible master copy of the Product, and (ii) a camera ready hard copy of the Documentation, with a collation guide for printing and reproduction together with an electronic soft copy of the Documentation in FrameMaker, Word, PostScript format or as otherwise specified by Cadence. Vendor shall deliver the Licensed Works to Cadence on such media and format as Cadence specifies. It is the intent of the parties that Vendor shall provide Cadence a "golden master" copy of the Licensed Work from which Cadence can thenceforth replicate, without intervention or assistance from Vendor, additional copies of the Products and Documentation as necessary to exercise the grants of Section 4.

     3.3  Test Plan. Vendor shall work diligently with Cadence to develop as
          ---------
soon as possible following the execution of this Agreement a test plan and quality assurance plan necessary for the development of the acceptance tests to verify a Product's conformance to the Acceptance Standards.

4.0  LICENSE GRANT.
     -------------

     4.1  Distribution License. Vendor hereby grants Cadence a non-exclusive,
          --------------------
worldwide, fully-paid right and license (sublicenseable at any level), for the Term of this Agreement, to use, copy and reproduce for purposes of this Agreement, and to market, display, perform and distribute externally the Licensed Work Upgrade Copies may be sublicensed, sold or otherwise distributed by itself, on a stand-alone basis, or in combination with other Cadence products. Cadence may modify the Documentation included in the Licensed Works. Copies of the Licensed Works other than Upgrade Copies, and other than copies of HDL Analyst licensed or sold bundled with Upgrade Copies, shall be sublicensed, sold or otherwise distributed only in combination with other Cadence products (i.e., on a "Bundled" basis), where the combination satisfies the "Bundle" requirements of Exhibit A. The right and license granted to Cadence hereunder includes the right and license of Cadence to provide keys and to sublicense and distribute copies of Licensed Work to End Users world-wide and under the same forms of license and maintenance agreements Cadence then uses with respect to the licensing of its own proprietary software products and to the provision of maintenance services, and to permit End Users to copy the Products or Documentation as is necessary in connection with their internal use of the Products on the Designated Equipment. Samples of Cadence's current agreements are attached as Exhibit F-1 and F-2. Cadence intends to develop Ancillary Works and distribute the same with the Licensed Work. With respect to the source code of the Licensed Work, effective currently but exercisable only if and when the source code is released from escrow in accordance with Section 8 hereof, Vendor hereby grants to Cadence the non-exclusive, irrevocable, perpetual (except where earlier termination is provided in Section 8 hereof), worldwide royalty free, fully-paid right and license to modify and prepare derivative works of the source code, to replicate the source code, and to use the source code, including such modifications, internally, in each case solely for maintenance and support purposes (including enhancements). The object code version of such revisions, enhancements and derivative works may be distributed to End Users under maintenance or if otherwise permitted under Section 8, as included in "Products". The parties expressly agree that a derivative work shall not include a new software product that would not constitute a Product hereunder. If upon the release of the source code from escrow, Cadence requests that Vendor continues to perform maintenance hereunder, Vendor shall continue to perform its maintenance obligation hereunder and payment of maintenance fees to Vendor shall continue for so long as Vendor has maintenance obligations hereunder. Cadence shall license to Vendor those enhancements or modifications Cadence makes to the source code of the Licensed Work during the time Vendor so performs maintenance obligations hereunder, following source code release from escrow, on a non-exclusive, irrevocable, perpetual, worldwide royalty free, fully paid basis.

     4.2  Internal Use License. Vendor hereby grants Cadence and its Marketing
          --------------------
Agents a non-exclusive, non-sublicenseable, perpetual, fully paid, royalty free, worldwide right and license to internally use the Licensed Works for the purposes of technical support, quality assurance, manufacturing, testing, demonstration, training, marketing and other tasks incidental to: (a) carrying out the distribution activities of Section 4.1; and (b) supporting End Users in their use of the Products sublicensed to them by Cadence and/or its Marketing Agent(s). The internal use described in the preceding sentence shall be at no charge or Fee to Cadence.

     4.3  Ownership. Title to and ownership of the Licensed Works shall not be
          ---------
modified by this Agreement and shall at all times remain with Vendor or Vendor's suppliers. Title to and ownership of all Ancillary Works and of any modifications and enhancements to the source code made by Cadence after the source code is released shall be held exclusively by Cadence. Vendor and its suppliers, shall have no rights in, or license to use any Ancillary Works or such modifications or enhancements in any manner without the express prior written permission of Cadence.

     4.4  Authorized Consulting Use. In addition to the licenses granted above
          -------------------------
in this Section 4. Vendor grants to Cadence the licenses in connection with Cadence provision of professional design consulting services to customers provided in Exhibit G attached hereto and by this reference made a part hereof.

5.0  MAINTENANCE, TRAINING AND ENHANCEMENTS.
     --------------------------------------

     5.1  Maintenance and Training Services. Vendor will provide Cadence and
          ---------------------------------
each End User with the maintenance and training services described on Exhibit B
                                                                      ---------
(including Exhibit B1) hereto. Vendor's maintenance obligations hereunder and
           ----------
under Exhibit B (including Exhibit B1) shall survive termination of this
      ---------            ----------
Agreement for whatever reason and shall continue for so long as Cadence has maintenance obligations for Licensed Works to End Users.

     5.2  Maintenance Modifications, Enhancements. Within thirty (30) days after
          ---------------------------------------
the execution of this Agreement, each party shall designate, and notify the other party in writing of, a company representative; both persons together shall comprise a steering committee ("Steering Committee") whose function shall be to evaluate the functionality and overall performance of the Licensed Works and Products and determine the need for additional functionality, features. Maintenance Modifications and Enhancements with respect thereto in a mutually agreed upon schedule. The Steering Committee shall meet at least once each calendar quarter during the Term of this Agreement in the performance of its functions. Vendor shall develop all Maintenance Modifications and Enhancements so agreed upon by the Steering Committee. Vendor shall provide Cadence, at no charge, all Maintenance Modifications and Enhancements of the Licensed Works and related Documentation created by or for Vendor during the term of this Agreement on or before the date Vendor's first release of such Maintenance Modifications and/or Enhancements to any of its other distributors, OEM's, marketing partners or end customers. Such Maintenance Modifications and Enhancements shall, upon their availability, automatically become part of the Licensed Work(s) for the purpose of this Agreement.

6.0  MARKETING AND PROMOTION.
     -----------------------

     6.1  Control of Marketing. The means by which Cadence markets and
          --------------------
distributes the Licensed Work shall be in Cadence's sole discretion and control, including without limitation the methods of pricing, marketing, packaging, labeling, advertising, and collection of fees. Cadence may distribute the Licensed Work world-wide through any combination of direct marketing. Marketing Agents, original equipment manufacturers, and other means, and either alone (solely with respect to Upgrades) or in combination with other products.

     6.2  Referral of Inquiries. Vendor shall refer any inquiries received by it
          ---------------------
regarding the use of Cadence's products in connection with the Licensed Work to Cadence and shall notify Cadence of each such referral. Similarly, Cadence shall notify Vendor of any inquiries received by it regarding Vendor's software or Licensed Work which is outside the scope of this Agreement.

     6.3 CADENCE MAKES NO WARRANTY OR REPRESENTATION CONCERNING THE SUCCESS OF SUCH MARKETING AND DISTRIBUTION EFFORTS. VENDOR AGREES THAT CADENCE SHALL IN NO CIRCUMSTANCES BE LIABLE TO VENDOR FOR ANY LOST PROFITS, OR FOR ANY OTHER INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES ARISING UNDER ANY LEGAL THEORY OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

     6.4  Sales Support. Vendor agrees to use commercially reasonable efforts to
          -------------
provide to Cadence sufficient sales and technical support, including but not limited to Vendor personnel proficient in the performance, use and implementation of the Licensed Works and Products (collectively, "Sales Support"), as Cadence may reasonably require with respect to the sales attempts and other sales efforts by Cadence and/or its Marketing Agent(s) to sell and market sublicenses to the Licensed Works and/or Products to customers and/or potential End Users hereunder. Such Sales Support shall be at no charge to Cadence. Cadence agrees to provide Vendor with technical support to assist Vendor in providing support with respect to migration issues in connection with Upgrade Copies. Such support shall be at no charge to Vendor.

     6.5  Marketing Support.  Vendor agrees to use commercially reasonable
          ----------
efforts to provide to Cadence sufficient marketing support ("Marketing Support") at such events as Cadence may reasonably specify (e.g., industry conferences, business/trade shows, marketing seminars, presentations and/or demonstration for key customers or strategic accounts). Such Marketing Support shall be at no charge to Cadence.

     6.6  Trademarks and Copyrights. Vendor hereby grants to Cadence (and its
          -------------------------
applicable subcontractors) a non-exclusive license to use the trademarks and logos set forth on Exhibit E (the "Trademarks") in connection with the
                   ---------
manufacture, distribution, license and promotion of the Licensed Works, and Cadence agrees to distribute the Licensed Works under the Trademarks. The use of such Trademarks shall conform with all trademark specifications of Vendor for such Trademarks, which specifications are attached hereto as Exhibit E. Cadence
                                                             ---------
shall cause the manufacture of the Products to conform to the reasonable quality standards of Vendor for the manufacture of the Products and Vendor may review the Products manufactured by Cadence, upon reasonable notice to Cadence, to make sure that such quality standards are met. Except for the use of the Trademarks however, the packaging design, and advertising for the Licensed Products shall be within the discretion and control of Cadence. Vendor represents and warrants to Cadence that it is not aware and has not received notice of any infringement or claim of infringement of any Trademark upon any rights of any third party anywhere in the world Cadence shall replicate Vendor's copyright notices (as they appear or as designated by Vendor) in any software and Documentation reproduced under this Agreement.

7.0  FEES
     ----

     7.1  Amount. Cadence shall pay to Vendor Fees on each Licensed Work
          ------
 distributed by Cadence under the terms of Exhibit C hereto. Cadence shall be
                                           ---------
 free to set its list prices for the Licensed Works as it sees fit and Cadence shall be free to solely determine the discount at which it will distribute or license Licensed Works to third parties, subject only to the provision that in a Bundled transaction Cadence will not discount the Licensed Work more than it discounts its own software Bundled with the Licensed Work in such transaction.

     7.2  Preferred Customer. If, during the Term of this Agreement, Vendor
          ------------------
makes available the Licensed Work or any material part thereof to any third party (other than FPGA or CPLD suppliers) for distribution under terms which are more advantageous to such third party than those specified in this Agreement, Vendor agrees it shall give Cadence prompt written notice thereof. Cadence shall have the right within ninety (90) days after such notification to substitute such different terms for those specified herein, effective as of the date of availability of such terms to the third party and Vendor will return to Cadence any payments made by Cadence which are in excess of the payments required under the elected terms.

     7.3  Payments, Quarterly Reports. Fees shall be remitted on a quarterly
          ---------------------------
basis within forty-five (45) days following the end of the calendar quarter during which Cadence recognizes the Net Maintenance Revenues for the Licensed Work to which the Fee payment applies. Cadence will deliver written reports to Vendor within forty five (45) days after the last day of each calendar quarter stating: (i) the number of units of Product shipped to End User(s) during the quarter; and (ii) the number of units of Products for which Cadence recognized payment during that same quarter and the resulting Fees due on such Product receipts. Cadence will enclose with the report the Fee payment so calculated. Furthermore, Cadence will provide quarterly maintenance reports, which shall include, among other things, the names, addresses, phone, fax, and e-mail information of new support customers all in such format and with such other information and detail as the parties may agree.

     7.4  Records and Audit. Cadence agrees that it shall maintain records
          -----------------
sufficient to establish the Fees payable pursuant to this Section 7. Vendor may, with prior written notice and during normal business hours, have independent certified public accountants acceptable to Cadence examine, at Vendor's expense, Cadence's records relating to the royalties payable pursuant to this Agreement; provided, (i) that such accountants must agree in advance in writing to maintain in confidence and not to disclose to any party any information obtained during the course of such examination, other than a disclosure to Vendor of the amounts of fees that should have been paid for the period covered by the examination, and (ii) provided further that such right may be exercised no more than once during any 12 month period. Any errors discovered during such examination shall be corrected by the appropriate party. In no event shall any such adjustment be made more than two (2) years after the end of the period in error.

8.0  SOURCE CODE ESCROW.
     ------------------

     8.1  Deposit. Within ten (10) days of the Acceptance Date, Vendor shall, at
          -------
Vendor's expense, place the complete Licensed Work source code, but excluding software licensed by Vendor from a third party (the "Source Code Materials"), into escrow with an agreed upon independent third party escrow holder. The form of escrow deposit agreement to be used is attached hereto as Exhibit D.
                                                             ---------
Throughout the term of this Agreement, Vendor shall update the Source Code Materials as is necessary to at all times reflect the most current version of the Product being distributed by Cadence hereunder.

     8.2  Release Events. If (i) Vendor becomes insolvent or becomes the subject
          --------------
of an insolvent or bankruptcy proceeding, and if such procedure is involuntary, it is not dismissed within sixty (60) days from its commencement, (ii) Vendor materially fails to fulfill or materially breaches its maintenance and support obligations hereunder (contained in Section 5 hereof and Exhibit B1) for the
                                                         ----------
Licensed Works and thirty (30) days has expired following the "No Surprise Notice" (as defined below) without a cure of such material failure or breach and assurance of performance for the future, (iii) a "Change of Control Event" (as defined below) occurs), or (ix) this Agreement is terminated by Vendor other than at the termination of the Term (including an extension) of this Agreement, or is terminated by Cadence for breach by Vendor under Section 11.2.2. (other than a breach of Sections 5, 6, or 3 or the training obligations hereunder), then in each such event a release event shall be deemed to have occurred and Cadence shall have the right to retrieve the Source Code Materials from the escrow and use the same as set forth in Section 8.3 below. In the case of an event or series of events under (ii) of this Section 8.2, Cadence shall give written notice to Vendor in accordance with Section 12.3 to both the Chief Executive Officer and the Chief Technology Officer of Vendor (the "No Surprise Notice") that Cadence intends to give notice under the escrow agreement to have the source code released if Vendor's breaches and failures are not fully cured.

     8.3  Escalated Rights. If the source code is released from escrow due to a
          ----------------
release event other than a Change of Control Event, then Cadence may (i) fully exercise its source code license rights granted in Section 4.1 hereof solely for purposes of support and maintenance (including enhancements) of the Licensed Works, and (ii) if the release event occurred during the Term (including any extension), continue to exercise the license grants of Section 4 as if the Agreement continued in full force and effect for the full Term as if such Term had continued, and the other provisions of this Agreement shall continue to apply thereto. If the source code is released from escrow due to a Change of Control Event, then Cadence may have two employees, who have executed a non-disclosure agreement with Vendor confirming the provisions of Section 9 hereof, review the source code to ascertain that it is in fact the complete Source Code Materials, and Cadence shall not make any other use of such source code and shall retain the same in a safe place. However, if following the Change of Control Event another release event occurs, then Cadence may fully exercise its source code license rights set forth in Section 8.3(i) and (ii) above. If following the arbitration provided for in the Software Deposit Agreement, the arbitrator decides that the claimed release event did not occur, then Cadence shall deposit the source code back in escrow (or put it back in non-use status, as applicable), and this redeposit in escrow (or reverting to non-use status) shall be Cadence's sole obligation and liability with respect to any "unearned" release of the source code from escrow. Upon release of the source code all other terms and conditions of this Agreement shall continue to apply, including Cadence's obligation to pay for product and maintenance fees and pay for licenses used in professional design services. The license to the source code granted herein shall be irrevocable but shall expire at the later of: (i) five
(5) years after the occurrence of a release event, (ii) five (5) years following the end of the then applicable Term, or (iii) when Cadence no longer has any maintenance obligations to End Users with respect to the Licensed Works.

     8.4  Change of Control. A "Change of Control Event" means (i) a sale or
          -----------------
transfer of, or an agreement to sell or transfer, all or substantially all of the assets of Vendor. (ii) any dissolution, merger, consolidation or other reorganization of or affecting Vendor, or any agreement to dissolve, merge, consolidate or reorganize, whether or not Vendor is the surviving entity, or the sale, issuance or transfer or agreement to sell, issue or transfer, thirty percent

(30%) or more of the total combined voting power of all classes of Vendor's capital stock issued, outstanding and entitled to vote for the election of its directors, in a single transaction or series of transactions consummated over a 180 day period.

     8.5  Escrow Termination. Upon the effectiveness of a bona fide firm
          ------------------
commitment underwritten initial public offering, the escrow shall terminate and the source code returned to Vendor. Otherwise, the escrow shall continue and survive on its own terms independent of the existence of this Agreement and shall terminate on the fifth (5th anniversary of the termination of the Agreement, if no release event has occurred prior thereto, or such other date as mutually agreed upon by the parties in writing In the event Cadence sells, as an OEM or reseller, products similar to the Products under a similarly broad distribution arrangement as contained in this Agreement, then the "Change of Control" release event shall terminate and no longer be applicable.

9.0  PROTECTION OF CONFIDENTIAL INFORMATION.
     --------------------------------------

     9.1 The parties acknowledge that: (i) Licensed Work in the case of Vendor; and (ii) Ancillary Works in the case of Cadence; and/or (iii) any other information which the parties desire to exchange to conduct the activities contemplated by this Agreement, which the revealing party ("Discloser") holds in confidence or received from a third party under confidentiality obligations ("Proprietary Materials"), are confidential information of the Discloser, Except as permitted under this Agreement, the receiving party ("Recipient") shall treat Discloser's Proprietary Materials that are prominently marked with a notice in human readable form noting their confidential nature, with the game standard of care that Recipient uses to safeguard its own proprietary materials from unauthorized access, use, disclosure or dissemination. Proprietary Materials disclosed orally or visually shall be identified as confidential prior to the discussion or presentation, then furnished to Recipient in tangible form within thirty (30) days thereof and marked as confidential.

     9.2 Recipient's obligations respecting Discloser's Proprietary Materials shall terminate with respect to any part thereof which Recipient can establish by documentary evidence: (i) was not labeled as proprietary at the time of its receipt by Recipient: (ii) now or hereafter may be in the public domain by acts not attributable to Recipient: (iii) was rightfully in the possession of or known to Recipient prior to its receipt from Discloser under this Agreement:
(ix) is or becomes available without restriction to Recipient from a source independent of Discloser who was in lawful possession of same and authorized to disclose it to Recipient; or (v) is agreed to be unrestricted by Discloser in writing.

     9.3 Nothing herein shall restrict Recipient's right to disclose the Proprietary Materials where such disclosure is required by written order of a judicial, legislative, or administrative authority of competent jurisdiction, or is necessary to establish its rights under this Agreement, provided, however that, in each case, Recipient will first notify Discloser of such need or requirement and cooperate with Discloser in limiting the scope of the proposed disclosure. Recipient will assist Discloser in taking all reasonable steps for obtaining further appropriate means of limiting the scope of the required disclosure of Discloser's Proprietary Materials.

     9.4 Within ten (10) days of the earlier of (i) receipt of Discloser's written request for return of same, or (ii) the termination or expiration of this Agreement; Recipient shall return all Discloser's Proprietary Materials along with Recipient's certification that through its best efforts and to the best of its knowledge all Discloser's Proprietary Materials have either been returned or destroyed and no Discloser Proprietary Materials, or copies thereof, remain in the possession of Recipient, its employees or agents; provided, however, that Cadence as Recipient may retain such of Vendor's Proprietary Materials as Cadence may reasonably require to provide support and maintenance for the Licensed Works to its customers. Recipient's obligations set forth in this Section 9 shall terminate on the fifth anniversary of the termination or expiration of this Agreement, excluding those obligations with respect to the source code placed in escrow pursuant to Section 8 above ,which shall terminate on the tenth anniversary of the termination or expiration of this Agreement.

     9.5  Equitable Relief. Each party acknowledges that unauthorized disclosure
          ----------------
or use of the Proprietary Materials may cause irreparable harm to the other party for which recovery of money damages would be inadequate, and the other party shall therefore be entitled to obtain timely injunctive relief to protect the other party rights under this Agreement in addition to any and all remedies available at law.

10.0 WARRANTY AND INDEMNIFICATION.
     ----------------------------

     10.1 Vendor warrants and represents that: (i) it has the right and power to enter into this Agreement and to grant Cadence the rights specified herein, and that doing so does not violate or conflict with any other Vendor obligations; and (ii) Vendor shall not assume any obligation or restriction which would, in any way, interfere, be inconsistent with or present a conflict of interest concerning the rights granted to Cadence hereunder or the services to be performed by Vendor under this Agreement.

     10.2 Vendor warrants and represents that: (i) the Licensed Works and Vendor's services which are the subject matter of this Agreement are the original product of Vendor and its licensors, and Vendor is the sole and exclusive owner of the Licensed Works or has full rights in and to the Licensed Works to grant to Cadence all rights granted herein without violating any right of any third party; and (ii) that no portion of such items, or their distribution or use is protected by or infringes any third party(ies) patent, patent applications, copyright, trade secret, trademark or other intellectual or property right now existing or hereafter arising.

     10.3 Vendor warrants and represents that the Licensed Works, and all Maintenance Modifications and Enhancements thereto shall be free from major programming errors and defects in workmanship or materials and shall conform to and perform in accordance with Vendor's published specifications therefor. If any Licensed Work does not conform to any of such warranties, Vendor shall use commercially reasonable efforts, commensurate with the importance or seriousness of the error, defect or non-conformance with specifications, to promptly fix or correct such error, defect or non-conformance and redeliver the corrected Licensed Work to Cadence.

     10.4 Vendor warrants and represents that the Licensed Work is designed to be used prior to, during and after the calendar year 2000 AD., and that the Licensed Work will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. Without limiting the forgoing, Vendor represents and warrants that (i) the Licensed Work will properly manage and manipulate data involving dates, including single-century and multi-century formulas, and will not abnormally end, or cause an abnormally ending scenario, within the application or generate incorrect values or invalid results involving such dates: and (ii) the Licensed Work has been designed to ensure year 2000 compatibility, including, without limitation, date data century recognition, calculations which accommodate same century and multiple century formulas and date values? and date data interface values that reflect the century, and (iii) the Licensed Work provides that all date-related user interface functionalities and data fields include the indication of the century, and that all date-related data interface functionalities include the indication of the century. Vendor shall promptly advise Cadence of any breach of the above warranty and Vendor shall use its best efforts to cause the Licensed Work to comply with the above warranty as soon as possible, but in any event before the year 2000.

     10.5 Vendor agrees to indemnify and hold Cadence, its Marketing Agents and End Users entirely harmless from any loss, cost, claim, damage, settlement or judgment, including any expenses and attorneys' fees, arising out of or related in any way to any breach or alleged breach of any of the above warranties.

11.0 TERM AND TERMINATION.
     --------------------

     11.1   Term. The term of this Agreement shall be for a period commencing
            ----
upon the effective date first set forth above and ending on the date three (3) years thereafter ("Term"). The Term may be extended for additional one (1) year increments upon mutual written agreement of the parties.

     11.2 Termination. This Agreement may be terminated only under the
          -----------
following conditions:

          11.2.1   Non-Marketability. Cadence may terminate this Agreement at
                   -----------------
any time upon thirty (30) days written notice to Vendor if Cadence determines that due to changes in market conditions Cadence will not, or will not continue, to market or distribute the Licensed Works.

          11.2.2   For Cause. Either party may terminate this Agreement
                   ---------
immediately upon written notice to the other party in the event the other party fails to observe or perform a material obligation of this Agreement (a "Default"), which Default is not cured within fifteen (15) days after the non-defaulting party has given written notice of the Default and demanded its cure.

     11.3 Effect of Termination. Upon non-renewal or termination of the
          ---------------------
Agreement for any reason, all rights and licenses previously granted to End Users shall continue in full force and effect and Vendor shall either: (i) continue to provide Cadence all Licensed Work and support services necessary to enable Cadence and Marketing Agents to fulfill its then existing obligations to End User's respecting the Licensed Work; or alternatively, (ii) assume, as licensor directly with End Users, Cadence's obligations respecting the Licensed Work under any of Cadence's or its Marketing Agent(s) then current bona fide quotations, license or support agreements which Cadence or its Marketing Agents entered into prior to the termination date. Vendor shall indemnify and hold Cadence and its Marketing Agents harmless from any claim by or liability to any End User thereafter arising from Vendor's actions as licensor or service or maintenance provider.

     11.4 Survival. The provisions of Sections 4.2, 4.3, 4.4 (and Exhibit G).
          --------                                                ----------
5.1 (and Exhibit B including B1), 6.3, 7.4, 8 (and other provisions of this
         ----------
Agreement, including, without limitation, Section 4 and applicable Exhibits, to the extent applicable), 9, 10, 11.3 (and the provisions of Section 7 to the extent applicable). 11.4 and 12 shall survive the termination of this Agreement.


12.0 GENERAL.
     -------

     12.1 Relationship. The relationship between the parties under this
          ------------
Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to constitute either party as an agent, partner, joint venturer of the other.

     12.2 Rights. Nothing in this Agreement shall be construed as prohibiting or
          ------
restricting: (i) Cadence from independently developing or acquiring products which are competitive, irrespective of the similarity to Or substitutability for the Licensed Works; or (ii) the rights which the parties have outside the scope of this Agreement: or (iii) the rights of either party to make, have made, use, lease, license, sell or otherwise dispose of any particular product(s) not herein described.

     12.3 Notices. All notices, demands or consents required or permitted
          -------
hereunder shall be delivered in writing to the respective parties at the addresses set forth above, and, in the case of Cadence, to the attention of the General Counsel, and in the case of Vendor to the attention of its Chief
                 -------------------------------------------------------
Executive Officer and a second copy to the attention of its Chief Technology
----------------------------------------------------------------------------
Officer, or at such other address as shall have been given to the other party in
---------
writing for the purposes of this clause. Such notices shall be deemed effective upon the earliest to occur of: (i) actual delivery; or (ii) five (5) calendar days after mailing, addressed and postage prepaid, return receipt requested: or
(iii) one (1) day after transmission by facsimile transfer, with confirmed answer back. With the exception of the escrow release notice under the Software Deposit Agreement and the No Surprise Notice under Section 8.2, all other notices to Vendor shall not be deemed ineffective if only one of the two notices is given.

     12.4 Assignment. Vendor shall not assign or otherwise transfer any of its
          ----------
rights or obligations under this Agreement without Cadence's prior written consent. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

     12.5   Severability, Waiver or Amendment. If any Agreement provision is
            ---------------------------------
determined by a court of competent jurisdiction to be contrary to law, the remaining provisions of the Agreement will continue in effect. No waiver, amendment or modification of any provision hereof shall be effective unless in writing and signed by the party against whom such waiver, amendment or modification is sought to be enforced. No failure or delay by either party in exercising any right, power or remedy hereunder shall operate as a waiver of any such right, power or remedy.

     12.6   Rights and Remedies Cumulative. Except as expressly provided herein,
            ------------------------------
the rights and remedies provided in this Agreement shall be cumulative and not exclusive of any other rights or remedies provided at law, in equity or otherwise.

     12.7   Government Provisions. When the Licensed Works are to be furnished
            ---------------------
to the United States Government, or, to an End User for use on a subcontract under a United States Government prime contract (collectively a "Government Contract"), Vendor agrees to comply with provisions that are contained in the Government Contract, insofar as Cadence is required by law, regulation or the terms of the Government Contract to flow down or otherwise make such provisions applicable to Vendor as a supplier/subcontractor of Cadence; provided, however, that such flow down provisions shall not include accounting provisions without Vendor's prior consent.

     12.8   Excusable Delays: Force Majeure Neither party shall be responsible
            --------------------------------
for any delay in or failure to deliver or perform any obligations which is due to circumstances beyond that party's reasonable control. In the event of any such failure or delay, the time of performance shall be extended for a period equal to the time lost by reason of the delay.

     12.9   Governing Law. This Agreement is made under, governed by, and shall
            -------------
be construed in accordance with the laws of the state of California, excluding its choice of law's rule, as applied to contracts between California corporations entered into and to be performed entirely in California. The prevailing party in any judicial action brought to enforce or interpret this Agreement or for relief for its breach shall be entitled to recover its costs and its reasonable attorneys' fees incurred to prosecute or defend such action.

     12.10  Entire Agreement. The provisions of this Agreement and the Exhibits
            ----------------
hereto, which are incorporated herein by this reference, except for Exhibit D
                                                                    ---------
and Exhibit F-1 and F-2 which are separate agreements and documents, constitute
    ------------    ---
the entire agreement between the parties in connection with the subject matter hereof and supersede all prior and contemporaneous agreements, understanding, negotiations and discussions, whether oral or written, between the parties hereto with respect to the subject matter hereof.

     12.11  Counterparts. This Agreement may be executed simultaneously in two
            ------------
or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

     12.12  Export. Cadence bill comply with all applicable US export laws and
            ------
regulations applicable to the Licensed Works. Vendor agrees to notify Cadence of any unusual export requirements of which they are aware.

     IN WITNESS WHEREOF the parties have entered into this Agreement effective as of the year and date first set forth above.

Cadence Design Systems, Inc.    Vendor: Synplicity, Inc.


By:    /s/ Glenn Abood               By:    /s/ Bernard Aronson
       ------------------                   -------------------
Name:  Glenn Abood                   Name:  Bernard Aronson
       ------------------                   -----------------
Title: General Manager               Title: CEO
       ------------------                   -----------------

Date:   December 23, 1997                      Date:  December 23, 1997
     ------------------------                       -------------------------


Cadence Design Systems (Ireland) Limited


By:/s/ Paul John Talbot
   --------------------------

Name:  Paul John Talbot
       ----------------------

Title:  Director
        ---------------------

Date:   23rd December 1997
        ---------------------

                                   EXHIBIT A

                       Products and Designated Equipment

REF:  Software OEM Agreement
Dated:  December 23, 1997

=============================================================

1.   Description of Products and Documentation.
     -----------------------------------------

Products are: Synplify, floating license version, and HDL Analyst, which are all
--------
current FPGA products of Vendor in the Synplicity product line.

Also included in the Products are any and all interfaces and interface specifications of Vendor which are used to integrate any Cadence product with any Product.


2.   Designated Equipment.
     --------------------

     The Products shall operate under the following versions of the following operating systems: SUN OS (4.1.3 and above), Solaris (2.5 and above); HP Unix (10.2 and above): and Windows NT (3.51 and above) on PCs.


3.   Bundles.
     -------

     The "Bundles" of Cadence product and the Licensed Work must consist of at least the following:

     .  Concept Seat + Allegro + any Licensed Work
     .  Concept Seat + Simulation Seat + any Licensed Work
     . any Licensed Work + any Cadence product, where the license fees for the Cadence products exceed the license fees for the Licensed Works.

           [The remainder of this page is intentionally left blank.]

                                   EXHIBIT B

                       Maintenance and Support Services

REF:   Software OEM Agreement
Dated: December 23, 1997
================================================================================

1.0  MAINTENANCE.
     -----------

     Cadence shall be the initial maintenance contact for the End Users. Vendor shall be responsible for providing any and all maintenance and other support services to Cadence in accordance with terms and conditions of the Software Maintenance Provisions attached hereto as Exhibit B1, which is incorporated
                                          ----------
herein by this reference. Vendor shall as appropriate deal directly with Marketing Agents and End Users.

2.0  TRAINING.
     --------

     2.1   Cadence Internal. During the Term of this Agreement, Vendor shall
           ----------------
provide training to Cadence and its Distributors' engineering, operations, customer service and application engineering personnel. Such training shall cover, without limitation, the following topics in detail: (i) installation and configuration procedures, (ii) operating, usage and performance characteristics of the Product, (iii) Error diagnosis and isolation. Such training shall be without charge to Cadence, shall consist of at least one (1) eight (8) hour course per month, and shall be conducted at Cadence's facilities with such schedule as is mutually agreeable, except however Cadence shall reimburse Vendor for its out of pocket costs for the instructor's travel, lodging and meal expenses for training held at Cadence's facilities. Additionally, if any of the foregoing topics are covered in regularly scheduled classes held at Vendor's facilities, then Cadence or its Distributors' personnel who are engaged in the marketing, sales, integration or support of the Products may attend any such course(s) at no charge, provided however Cadence shall be responsible for the travel and living expenses of its course attendees.

     2.2   End User training. Vendor shall make available training to End Users
           -----------------
in the Licensed Work Such training shall be available by the End User(s) attendance at standard classes which Vendor offers. All training to End Users shall be at Vendors established, published and advertised prices.

           [The remainder of this page is intentionally left blank.]

                                  EXHIBIT B1

                                      NEW
                                      ---
                        SOFTWARE MAINTENANCE PROVISIONS

Synplicity, Inc. ("Vendor") agrees to provide support and maintenance services to Cadence Design Systems, Inc. ("Cadence") and to its Marketing Agents and End User customers (together "Customers") upon the terms and conditions of the Software OEM License Agreement of December __, 1997 between the parties (the "OEM Agreement") and the terms and conditions set forth below, which terms and conditions supplement and form part of the OEM Agreement.

________________________________________________________________________________
1. Maintenance Services.
   --------------------

Definitions in the OEM Agreement apply herein. (a) Vendor bill provide remedial and preventive maintenance services ("Maintenance Services") to keep the most current release of the Licensed Work(s) in good operating condition.

(b) Error Correction. Vendor will use commercially reasonable efforts to provide
    ----------------
a Maintenance Modification to correct any Errors in the Licensed Works reported by Cadence. Such response shall include as appropriate: (i) reviewing the Error with Cadence: and (ii) gathering additional information about the Error: and
(iii) analyzing the Error to determine its cause: and (ix) providing an Error solution if already known: and (v) where required providing a Maintenance Modification. Maintenance Modifications will be delivered promptly to Cadence at no additional cost. Vendor shall provide Cadence with an estimate of how long it will take to correct the Error(s) reported by Cadence and shall keep Cadence informed of the progress of the problem resolution.

(1) Error Classification & Response: Cadence will notify Vendor when Errors are
    -------------------------------
discovered and make commercially reasonable efforts to provide test cases to duplicate the Error at Vendor's site. Cadence and Vendor will classify Errors by seventy as: "Fatal", preventing a Product from performing any useful work; or "Severe Impact", disables major function(s); or "Degraded Operations", Errors disabling nonessential functions; or "Minor", all other Errors. Vendor's response remedy shall be in three levels defined as follows: (i) Level 1, Cadence's receipt of vendor's written confirmation acknowledging Vendor's receipt of the Error report, and (ii) Level 2, Cadence's receipt of Vendor's patch, workaround or temporary fix including Documentation changes; and (iii) Level 3, Cadence's receipt of Vendor's official fix or update, including applicable Documentation changes. Vendor shall use commercially reasonable efforts to ensure that the response/correction timetable shall be as follows, wherein a day shall be considered to be a workday:

Severity                 Level 1       Level 2                       Level 3
--------                 -------       -------                       -------

Fatal                    1 day         Continued effort until        10 days
                                       corrected

Severe Impact            1 day         5 days                        Upon release of next
                                                                     Product Update

Degraded Operations      2 days        15 days                       Upon release of next
                                                                     Product Update

Minor                    5 days        To be determined on a case    To be determined on a case
                                       by case basis                 by case basis

(c) Telephone Support: Provide telephone support to Cadence on a as-needed
    -----------------
basis. Vendor shall maintain a toll-free telephone hotline service to enable Cadence to obtain a quick response to any Errors with the Licensed Work, Service Hot lines, at a minimum, shall be attended during the hours from 8:00 a.m. to 5:00 p.m. Pacific Standard Time. Cadence will use commercially reasonable efforts to limit those Cadence personnel utilizing Vendor's telephone support to: (a) be those persons who previously have received training from Vendor regarding the Product(s): and (b) not exceed twenty (20) persons at any given time.

(d) Such maintenance services shall be without charge to Cadence, provided however, Cadence shall remit to Vendor the maintenance fees specified in Exhibit
                                                                         -------
C with respect to End Users who are under a maintenance support agreement with
-
Cadence.

(e) Vendor shall use commercially reasonable efforts to provide to Cadence sufficient advance notice of any planned Maintenance Modification or Enhancement to the Product(s) as soon as such plans are made by Vendor so as to enable Cadence to timely adapt its interface programs to the revised Product(s).

(f) Vendor will provide appropriate assistance to Cadence and its Customer within a reasonable period after Cadence or the Customer adequately describes a Product and/or Documentation problem to Vendor's Customer Support Organization. Such assistance will be at Vendor's expense where it determines that the reported problem is due to defects in an unaltered most current version of a Licensed Work (or its Documentation). If it determines that the reported problem is not due to a Licensed Work, then if Cadence requests and Vendor agrees to provide the requested service, Cadence agrees to pay Vendor's then current prices for services Vendor provides to correct such problem.

(g) Vendor shall not be obligated to provide Maintenance Services hereunder that are required by any of the following:

    (1)  abuse, misuse, accident or neglect: or

    (2) repairs, alterations, and/or modifications which are not permitted under the OEM Agreement and which are performed by other than Vendor or its agents or

    (3)  use of materials not meeting Vendor's requirements; or

    (4) use of the Licensed Work for other than the intended purpose for which licensed and designated: or

    (5) malfunction, modification or relocation of applicable equipment or removal from the applicable sites; or

    (6)  where inadequate backups are supplied.

(h) Vendor may refuse to provide Maintenance Services where, in Vendor's reasonable opinion, a condition exists that represents a hazard to the safety of its employees or agents.

2. Duration. Vendor's maintenance obligations shall continue while the OEM
   --------
Agreement is in effect and shall continue thereafter until such time as Cadence no longer has any maintenance obligations regarding the Licensed Works to any of its Customers

3. Prices and Terms of Payment. For so long as Vendor has maintenance
   ---------------------------
obligations regarding the Licensed Works, Cadence shall pay to Vendor the Fees for maintenance services in accordance with the provisions of the OEM Agreement including Exhibit C thereto.
          ---------

4. Additional Services. If Vendor agrees to perform services requested by
   -------------------
Cadence which are not included as part of this Agreement, such services shall be billed to Cadence at Vendor's generally applicable prices therefor.

5. Updates and New Products. Vendor will provide to Cadence Maintenance
   ------------------------
Modifications and Enhancements, and new versions and new products included in "Products" as they become available Vendor will maintain only the most current version of the Licensed Work. Vendor shall maintain prior versions until the earlier of 6 months from the release of each new version release included in "Products", or termination of Vendor's maintenance obligations in accordance with the OEM Agreement.

6. Cadence Responsibilities. Cadence will:
   ------------------------
(a) Notify Vendor of Licensed Work problems and provide follow-up reports in writing The parties shall agree upon the method of such notification and reports. If the parties use an electronic problem reporting software, Vendor will confirm receipt of any electronic problem report within ndor

Products unless specifically directed not to do so in writing by Cadence or a Customer.
                               -- End of Terms --

                                   EXHIBIT C

                               Fees and Payment

REF:   Software OEM Agreement
Dated: December 23, 1997
================================================================================

1.   Fees
     ----

     For each Cadence fiscal quarter during the Term of this Agreement (including extensions), Cadence shall pay Vendor the following amounts in Fees based upon Cadence's Net Product Revenues and Net Maintenance Revenues ("Quarterly Payment"), which shall be calculated as follows:

     1.1  Product Revenues. For each Cadence fiscal quarter during the Term,
          ----------------
Cadence shall pay Vendor an amount equal to: (a) [***] percent ([***]%) of the Net Product Revenues recognized by Cadence from the sublicense or sale of copies of the Licensed Works to End Users other than Upgrade Copies, or [***] percent ([***]%) of Vendor's then applicable published list price for the Licensed Work, whichever is more, or (b) [***] percent ([***]%) of the Net Product Revenues recognized by Cadence from the sublicense or sale of Upgrade Copies of the Licensed Works.

     1.2  Maintenance Revenues. For each Cadence fiscal quarter during the Term,
          --------------------
Cadence shall pay Vendor an amount equal to [***] percent ([***]%) of the Net Maintenance Revenues recognized by Cadence for such quarter, or [***] percent ([***]%) of Vendor's then applicable published list price of copies of the Licensed Work on which maintenance is being paid to Cadence, whichever is greater.

     1.3  Exceptions to Floor Price. The [***] percent ([***]%) "floor price"
          -------------------------
under paragraph 1.1 above and the [***] percent ([***]%) "floor price" under paragraph 1.2 above shall not apply to transactions by Cadence involving Licensed Works under Flexible Access License Agreements or other short term license agreements and any related support, in which case the annual "floor price" will be [***]% of the sum of Vendor's then applicable published list price for the Licensed Work and for an annual maintenance agreement for the Licensed Work, unless the parties agree otherwise.

2.   Exclusions/Adjustments to Fee Amounts
     -------------------------------------

     2.1  Exclusions. No Fees shall be due hereunder for copies of the Products
          ----------
and/or Licensed Works: (i) made and used pursuant to the internal use licenses of Section 4.2 of this Agreement: or (ii) made temporarily available to prospective End Users for demonstration or evaluation; or (iii) distributed to existing End User(s) under terms of warrant' or maintenance as back-up, replacement or update copy for such End User(s) existing copy(ies) of the Licensed Works; or (ix) licensed to a non-profit institution; or (v) licensed to any other End User where Cadence and Vendor mutually agree that the Licensed Work should be provided to such End User at no charge. Before entering into any transaction with a non-profit institution, the parties shall agree upon any fees payable to Vendor in connection therewith.

     2.2  Adjustments. Cadence shall be entitled to credit and/or offset against
          -----------
payments due to Vendor pursuant to this Agreement all payments made to Vendor with respect to each copy of the Licensed Work licensed to an End User which is returned by the End User for any reason.

           [The remainder of this page is intentionally left blank.]

[***] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT D

                          Software Deposit Agreement

To be provided.

           [The remainder of this page is intentionally left blank.]

(Licensor-Licensee Agreement)

                                                                Escrow#   1302-8
                                                                          ------


                          SOFTWARE DEPOSIT AGREEMENT
                              BRAMBLES NSD, INC.


     This Software Deposit Agreement ("Escrow Agreement"), effective as of June 3, 1997 ("Effective Date"), is by and among Synplicity, Inc., a California corporation ("Licensor"), Cadence Design Systems, Inc., a Delaware corporation ("Licensee") and Brambles NSD, Inc., a Delaware corporation ("NSD"), as Escrow Agent.

RECITALS

     WHEREAS, Licensor and Licensee have entered into that certain Software OEM License Agreement to which this Escrow Agreement is attached as Exhibit D thereto (the "OEM Agreement") pursuant to which Licensor has licensed to Licensee the use of specified computer software and related support materials, being described with particularity in Exhibit A to the OEM Agreement; and

     WHEREAS, continuous availability of such programs and its maintenance thereof are critical to Licensee in the conduct of its business or if other events occur; and

     WHEREAS, Licensor wishes to insure that maintenance for Licensor's software is available in the event Licensor fails to fulfill its maintenance obligations as set forth in the OEM Agreement or in the event Licensor does not remain in business; and

     WHEREAS, NSD is in the business of providing third party software escrow protection by storing, retaining, and allowing limited access to proprietary computer software, related media and materials.

     NOW, THEREFORE, in consideration of the promises of mutual covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

     1.   DEPOSIT OF DOCUMENTATION

          (a) The term "Documentation" as used in this Escrow Agreement means the computer software programs, together with all support materials owned by Licensor and licensed to Licensee, as shown in Exhibit A to the OEM Agreement.

          (b) Licensor agrees to deposit with NSD a complete copy of Documentation within ten (10) days after execution of this Escrow Agreement

     2.   REVISIONS AND MAINTENANCE

          (a) Licensor agrees to deposit with NSD copies of all revisions of and additions to the Documentation within thirty (30) days after said revisions and additions are made available to Licensee.

          (b) NSD shall acknowledge receipt of all revisions of and additions to the Documentation by sending written acknowledgment thereof to both Licensor and Licensee.

          (c) Upon receipt of a new revision, NSD agrees to return to Licensor all such Documentation from previous revisions as specified by Licensor in writing to NSD.

     3.   STORAGE AND SECURITY

          (a) NSD shall act as custodian of the Documentation until the escrow is terminated, pursuant to Section 10 of this Escrow Agreement. NSD shall establish, under its control, a secure receptacle for the purpose of storing the Documentation.

          (b) The Documentation deposited with NSD by Licensor pursuant to this Escrow Agreement shall remain the exclusive property of the Licensor.

          (c)  Except as provided in this Escrow Agreement, NSD agrees that:

               (1) it shall not divulge, disclose or otherwise make available to any parties other than Licensor, or make any use whatsoever of the Documentation;

               (2) it shall not permit any person access to the Documentation, except as may be necessary for NSD's authorized representatives to perform its functions under this Escrow Agreement;

               (3) access to the Documentation by Licensor shall be granted by NSD only to those persons duly authorized in writing by a competent officer of Licensor;

               (4) access to the Documentation shall not be granted without compliance with all security and identification procedures instituted by NSD.

          (d) NSD shall have no obligation or responsibility to verify or determine that the Documentation deposited with NSD by Licensor does, in fact, consist of those items which Licensor is obligated to deliver under any agreement, and NSD shall bear no responsibility whatsoever to determine the existence, relevance, completeness, currency, or accuracy of the Documentation.

          (e) NSD's sole responsibility shall be to accept, store and deliver the Documentation deposited with it by Licensor, in accordance with the terms and conditions of this Escrow Agreement.

          (f) If any of the Documentation held in escrow by NSD shall be attached, garnished or levied upon pursuant to an order of court, or the delivery thereof shall be stayed or enjoined by an order of court, or any other order, judgment or decree shall be made or entered by any court affecting the Documentation or any part thereof, NSD is hereby expressly authorized at its sole discretion to obey and comply with all orders, judgments or decrees so entered or issued by any court, without the necessity of inquiring whether such court had jurisdiction, and in case NSD obeys or complies with any such order, judgment or decree, NSD shall not be liable to Licensee, Licensor or any third party by reason of such compliance, notwithstanding that such order, judgment or decree may subsequently be reversed, modified or vacated.

     4.   RELEASE EVENTS

          The occurrence of any of the following shall constitute a "Release Event" for purposes of this Escrow Agreement:

          (a) Licensor materially fails to fulfill or materially breaches its maintenance and support obligations under the OEM Agreement (contained in Section 5 and Exhibit B1) for the Documentation and related software and 30 days has expired following the "No Surprise Notice" (a special written notice defined in the OEM Agreement) without a cure thereof and assurance of performance for the future; or

          (b) Licensor becomes insolvent or becomes the subject of an insolvency or bankruptcy proceeding, and if such procedure is involuntary, it is not dismissed within sixty (60) days from its commencement, or

          (c) the OEM Agreement is terminated by Licensor other then at the termination of the term (including any extension) of the OEM Agreement, or is terminated by Cadence for breach by Licensor under Section 11.2.2 of the OEM Agreement, other than a breach of Section 5, 6 or 3 thereof or of the training obligations under the OEM Agreement, or

          (f) a "Change of Control Event" occurred. A "Change of Control Event" means (i) a sale or transfer of, or an agreement to sell or transfer, all or substantially all of the assets of Licensor, (ii) any dissolution, merger, consolidation or other reorganization of or affecting Licensor, or any agreement to dissolve, merge, consolidate or reorganize, whether or not Licensor is the surviving entity, or the sale, issuance or transfer, or agreement to sell, issue or transfer, thirty percent (30%) or more of the total combined voting power of all classes of Licensor's capital stock issued, outstanding and entitled to vote for the election of its directors, in a single transaction or series of transactions consummated over a 180 day period. In the event Licensee sells, as an OEM or reseller, products similar to the Documentation under a similarly broad distribution arrangement as contained in this Agreement, then the "Change of Control" release event shall terminate and no longer be applicable.

     5.   RELEASE OF DOCUMENTATION

          (a) Upon the occurrence of any Release Event (as defined in Section
4), Licensee may notify NSD in writing as to such Release Event (a "Notice"), and shall simultaneously provide a copy of any such Notice to Licensor. Unless Licensor shall have provided Contrary Instructions to NSD within ten (10) business days after receipt of Licensee's Notice, the Documentation then in escrow shall be delivered to Licensee by NSD within the next five (5) business days following the end of any such ten (10) day period. Such delivery shall terminate all duties and obligations of NSD to Licensor and Licensee.

          (b) "Contrary Instructions" for the purposes of this Escrow Agreement means a notarized affidavit executed by an official of Licensor stating that the Event or Release Events specified in Licensee's Notice have not occurred, or have been cured.

          (c) Upon timely receipt of such Contrary Instructions, NSD shall not release the Documentation then in escrow, but shall continue to store the Documentation until otherwise directed by Licensee or Licensor jointly, or until resolution of the dispute pursuant to Section 6 of this Escrow Agreement, or by a court of competent jurisdiction.

          (d) NSD shall be entitled to receive payment of costs, fees and expenses due it, prior to release of the Documentation.

     6.   DISPUTE RESOLUTION

          Licensor and Licensee agree that if Contrary Instructions are timely given by Licensor pursuant to Section 5 hereof, then Licensor and Licensee shall submit their dispute regarding Licensee's Notice to arbitration by a single arbitrator who is a member of the American Arbitration Association, according to its rules and regulations then in effect, at its offices in San Jose, California. The decision of the arbitrator shall be final and binding upon the parties and enforceable in any court of competent jurisdiction, and a copy of such decision shall be delivered immediately to Licensor, Licensee and NSD. The parties shall use their best effort to commence the arbitration proceeding within ten (10) business days following delivery of the Contrary Instructions. The sole question to be determined by the arbitrator shall be whether or not there existed an Release Event at the time Licensee delivered the Notice thereof under Section 5. If the arbitrator finds that the Notice was properly given by Licensee, NSD shall promptly deliver the Documentation to Licensee. All fees and charges by the American Arbitration Association and the reasonable attorneys' fees and costs incurred by the prevailing party in the arbitration shall be paid by the non-prevailing party in the arbitration.

     7.   BANKRUPTCY

          Licensor and Licensee acknowledge that this Escrow Agreement is an "agreement supplementary to" the OEM Agreement as provided in Section 365(n) (3) of Title 11, United States Code (the "Bankruptcy Code"). Licensor acknowledges that if Licensor as a debtor in possession or a trustee in Bankruptcy in a case under the Bankruptcy Code rejects the OEM Agreement or this Escrow Agreement, Licensee may elect to retain its rights under the OEM Agreement and this Escrow Agreement as provided in Section 365(n) (3) of Title 11 of the Bankruptcy Code. Licensor or such bankruptcy trustee shall not interfere with the rights of Licensee as provided in the OEM Agreement and this Escrow Agreement, including the right to obtain the Documentation from NSD.

     8.   INDEMNIFICATION

          Licensor and Licensee each agrees to defend and indemnify NSD and hold NSD harmless from and against any claim, action, loss, cost, liability or expense (including reasonable counsel fees) arising out of or relating to this Escrow Agreement (collectively, "Claims"), except to the extent such Claim is based on NSD's gross negligence or willful misconduct.

     9.   GOOD FAITH RELIANCE

          NSD shall act in good faith reliance upon any instruction, instrument, or signature believed in good faith to be genuine and may assume that any person purported to give any writing, notice, respect, advice or instruction in connection or relating to this Escrow Agreement has been duly authorized to do so.

     10.  TERMINATION

          (a) This agreement shall terminate upon the 5/th /anniversary of the termination of the OEM Agreement unless earlier terminated as provided below; provided, however, that if Licensee has provided a Notice of an Release Event to NSD on or before the date of termination of the OEM Agreement, this Agreement will not terminate until such Notice of an Release Event has been acted upon and/or resolved to be properly or improperly given pursuant to Sections 5 and 6 Upon such termination, unless the OEM Agreement shall have been terminated as a result of rejection of the OEM Agreement in a bankruptcy case of Licensor, NSD shall return the Documentation then in escrow to Licensor after the payment of all costs, fees and expenses due NSD.

          (b) Licensee and Licensor may terminate this Escrow Agreement by mutual written agreement, giving sixty (60) days notice to NSD This escrow agreement shall further terminate upon the effectiveness of a bona fide firm commitment underwritten initial public offering of Vendor and the source code shall be returned to Vendor.

          (c) NSD reserves the right to resign as escrow agent upon sixty (60) days prior notice to Licensor and Licensee Upon resignation, NSD shall return to Licensor all of the Documentation then in NSD's possession only after having received payment of its fees and costs pursuant to Section 11 of this Escrow Agreement

          (d) In the event that the sixty (60) day notice period in 10(c) elapses without NSD having received payment from either Licensor or from Licensee of the remaining fees due, NSD shall then have the option, without further notice to either party, to terminate the Escrow Agreement and to destroy all escrowed Documentation.

     11.  FEES

          (a) In consideration of performing its function as escrow agent, NSD shall be compensated as set forth on Exhibit A. The fees set forth on Exhibit C will be billed periodically by NSD to Licensee.

          (b) The fees set forth on Exhibit C are for NSD's ordinary services as escrow agent. In the event NSD is required to perform any additional or extraordinary services as a result of being escrow agent including intervention in any litigation or proceeding, NSD shall receive reasonable compensation from Licensee and Licensor for such services and be reimbursed for such costs incurred, including reasonable attorneys' fees

     12.  ENTIRE AGREEMENT

          This Escrow Agreement, including Exhibits hereto, constitutes the entire agreement among the parties regarding the subject matter hereof and supersedes all previous agreements, either oral or written, between the parties.

     13.  NOTICE

          All notices required by this Escrow Agreement shall be sufficiently served by mailing the same by certified or registered mail, return receipt requested, to the parties at their respective addresses, as follows:

          (a)  BRAMBLES NSD, INC.
               2109 Bering Drive
               San Jose, CA 95131-2014
               ATTN: Escrow Officer
               Phone: (408) 453-2753
               Fax: (408) 441-6826

          (b)  Licensor:
               SYNPLICITY, INC.
               624 East Evelyn Avenue
               Sunnyvale, CA 94086
               ATTN: President and CEO
               Phone: 408/617-6000
               Fax: 408/617-6005

          and a 2d copy to:

               SYNPLICITY, INC.
               624 East Evelyn Avenue
               Sunnyvale, CA 94086
               ATTN: Chief Technology Officer
               Phone: 408/617-6000
               Fax: 408/617-6005

          (c)  Licensee:
               CADENCE DESIGN SYSTEMS, INC.
               555 River Oaks Parkway
               San Jose, CA 95134
               ATTN: General Counsel
               Phone: (408) 943-1234
               Fax: (408) 944-0215

     14.  COUNTERPARTS

          This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

     15.  GOVERNING LAW

          This Escrow Agreement shall be governed by and construed according to the laws of the State of California, excluding its choice of laws rule, as applied to contracts between California corporations entered into and to be performed entirely in California.

     16.  SEVERABILITY

          In the event any of the provisions of this Escrow Agreement shall be held by a court of competent jurisdiction to be contrary to any state or federal law, the remaining provisions of this Escrow Agreement will remain in full force and effect.

     17.  HEADINGS

          The section headings in this Escrow Agreement do not form a part of it, but are for convenience only and shall not limit or affect the meaning of the provisions

          IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the Effective Date set forth above

LICENSOR: Synplicity, Inc.                   Brambles NSD, Inc.

By   /s/ Bernard Aronson                     By   /s/ Donald Rickgauer
     -------------------                          --------------------
Print Name: BERNARD ARONSON                  Print Name: DONALD RICKGAUER

Title: CEO                                   Title: PRESIDENT

Date: 12/23/97                               Date: JANUARY 9, 1998


LICENSEE: Cadence Design Systems, Inc.

By /s/ Glen Abood
   --------------

Print Name: GLEN ABOOd

Title: GM LD&V

Date: 12/23/97

                                   EXHIBIT A


                                 FEE SCHEDULE

Escrow Agent:          BRAMBLES NSD, INC.
                    2109 Bering Drive
                    San Jose, CA 95131-2014


Re:    Escrow Agreement # 1302-8 , dated JANUARY 9, 1998

1.     Initial Acceptance Fee (One Time Only)                    $ [***]

2.     Custom Escrow Agreements
          Priced by Proposal

3.     Annual Storage Fee
          Standard Storage Unit 10" X 10" X 24"                  $ [***]
          (Larger Units Available)

          (Total start-up and first year's fees = $1,550.00)

4.     Account Administration/Maintenance
          Clerical (One hour minimum per year)                   $ [***]/Hr.
          Officer Level (As required)                            $ [***]/Hr.
          Termination Fee (Minimum)                              $ [***]
               Shipping additional

5.     Registration of Additional Licensees To
       Multiple Licensee Escrow
          First Licensee                                         No Charge
          Additional Licensees - Initial Registration            $ [***]ca.
          Annual Fee Per Licensee Thereafter                     $ [***]ea.

6.     Outside Costs
          Cost Plus 10%, as Incurred

Prices subject to change without notice.

Effective 12/15/92
CadenOEM

[***] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT E

                                  Trademarks

REF:   Software OEM Agreement
Dated: December 23, 1997
==========================================================

Trademarks of Vendor:

Synplify
Synplicity
Simply Better Synthesis
HDL Analyst
Synplicity `S' Logo

Artwork on floppy disk will be provided to Cadence (including coloring) for the Synplicity `S' Logo. The `S' Logo should always be used together with the name "Synplicity," as follows in this approximate black and white rendering:


                                     [LOGO]

                                   EXHIBIT F

                          Current Standard Agreements

REF:   Software OEM Agreement
Dated: December 23, 1997
================================================================

Attached hereto as Exhibit F-1 and F-22 are Cadence's current versions of its
                   -----------     ----
Software License Agreement and its Maintenance Agreement. These agreements are separate documents and are not incorporated into the OEM Agreement.


           [The remainder of this page is intentionally left blank.]

cadence                                                AGREEMENT NO.____________

                          SOFTWARE LICENSE AGREEMENT
                         STANDARD TERMS AND CONDITIONS

THIS SOFTWARE LICENSE AGREEMENT ("Agreement") is made _____ day of __ , 19___ , between Cadence Design Systems, Inc., ("Cadence") and the undersigned, ("Customer"). Customer desires by this Agreement to obtain from Cadence licenses to use certain Licensed Programs and related Documentation (as defined below) and establish the terms and conditions of all such transactions between them. Therefore, Cadence and Customer agree as follows:

________________________________________________________________________________
1. Definitions. The following definitions apply herein:
   -----------

a) "Product Quotation" or "quotation" means a written quote from Cadence to Customer identifying the Licensed Programs, quantity, charges, and other information relevant to a specific transaction which Cadence is quoting to Customer.

b) "Licensed Program" means each executable software program and any updated, improved or otherwise modified versions thereof furnished by Cadence pursuant to a Product Quotation or an order from Customer solely for Customer's internal purposes only; it may include software licensed by Cadence from third parties.

c) "Licensed Use" herein shall mean copying, running, or otherwise executing any portion of the Licensed Program including loading data into or displaying, viewing, or extracting output results therefrom for the purpose of assisting Customer in the design, test, or manufacture of electronic elements, circuits, or systems.

d) "Designated Equipment" means a computer or workstation as identified by manufacturer, make, model, serial number, and host I.D. number, which has the configuration, capacity, operating software and requisite applications prescribed in the Licensed Program Documentation as necessary or desirable for the Licensed Program's operation.

e) "Documentation" means any and all information, written or otherwise, provided to Customer by Cadence describing the Licensed Program, its operation and matters related to its Licensed Use and any updated, improved or modified version(s) of such materials, in published written material, on magnetic media or communicated by electronic means.

f) "Designated Site" means the specific address of Customer's facility consisting of one or more buildings within a radius of one mile of where the Designated Equipment upon which the Licensed Programs are installed.

2. License Grant.
   -------------

Cadence hereby grants and Customer accepts, subject to this Agreement, a 99-year, non-transferable, non-exclusive, fully paid, personal, limited license to internally use each Licensed Program on the Designated Equipment only at the Designated Site by a single user at a time (unless a multi-user license is specified in the quotation) and to utilize the Documentation at the Designated Site as is reasonably necessary for Customer's Licensed Use of the Licensed Program. If the Licensed Program is installed on a computer in a network within the Designated Site. It may he used only on one unit of Designated Equipment at a time. Customer shall not sublicense, modify, or permit third parties to use or otherwise access the Licensed Program or the Documentation. Customer shall not receive, use, nor have access to sourcecode relating to any Licensed Program.

3. Location and Transfer.
   ---------------------

Each license granted hereunder authorizes only Customer's Licensed Use of the Licensed Program(s) on specifically identified Designated Equipment at the specifically identified Designated Site. The Licensed Program may only be moved from the Designated Site or the Designated Equipment if the Designated Equipment malfunctions and only with Cadence's prior written consent. Customer will immediately return Cadence's Rehost Certificate when the Licensed Program is moved from either the previously identified Designated Equipment or Designated Site and completely remove the Licensed Program from such equipment.

4. Copies by Customer.
   ------------------

Customer may make a reasonable number of copies of a Licensed Program only for archival purposes and only for use as back-ups when the Licensed Program is not operational. All legends, trademarks, tradenames, copyright legends and other identifications must also be copied when copying the Licensed Program. Documentation may not be copied except for a reasonable number of printed copies produced by Customer for Internal use only from Documentation provided in electronic form. At Cadence's request, Customer will provide Cadence with a listing of the number of copies currently in possession or control by Customer.

5. Term and Termination.
   --------------------

(a) This Agreement is intended to commence at the time of shipment of the Licensed Programs.

(b)  This Agreement hereunder may be terminated by Cadence:

      (i)   if Customer defaults in the timely payment of any monies due
Cadence; or

      (ii)  if Customer breaches any Confidentiality provisions herein, or

      (iii) in the event of a material breach by Customer of any provision of this Agreement where Customer fails to correct such breach within 30 days of written notice, or

      (iv) upon the insolvency, bankruptcy, reorganization, or assignment for the benefit of creditors of Customer.

Within 30 days after the date of termination of any License granted under this License Agreement, Customer shall furnish to Cadence written notice certifying that the original and all copies including partial copies of the corresponding Licensed Program, any Documentation, and any other materials received from Cadence have been returned or destroyed. Customer shall make prompt payment in full to Cadence for all amounts outstanding as of the date of termination.

6. Limited Warrant.
   ---------------

(a) Cadence warrants for thirty (30) days after shipment that the recording media by which a Licensed Program is furnished is free of manufacturing defects and damage provided that the media has been properly installed by Customer on the Designated Equipment. Cadence does not warrant that any Licensed Program will meet Customer's requirements nor will be error free. As Customer's sole and exclusive remedy for breach of the warranty herein. Cadence will provide a suitable replacement media containing the Licensed Program.

(b) EXCEPT AS PROVIDED ABOVE, CADENCE MAKES NO WARRANTY, EXPRESS OR IMPLIED, AND DISCLAIMS ANY WARRANTIES WITH RESPECT TO THE LICENSED PROGRAM OR DOCUMENTATION, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, OR NON-INFRINGEMENT.

7.   Limitation of Liability. CADENCE'S CUMULATIVE LIABILITY UNDER THIS
     -----------------------
AGREEMENT FOR ALL CAUSES OF ACTION SHALL BE LIMITED TO AND NOT EXCEED THE LICENSE FEE PAID BY CUSTOMER FOR THE LICENSED PROGRAMS REGARDLESS OF WHETHER CADENCE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE OR OTHERWISE. CADENCE SHALL NOT BE LIABLE FOR COSTS OF

PROCUREMENT OF SUBSTITUTES, LOSS OF PROFITS, INTERRUPTION OF BUSINESS, OR FOR ANY OTHER SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED, WHETHER FOR BREACH OF WARRANTY, CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE. CUSTOMER ACKNOWLEDGES THAT THE LICENSE FEE REFLECTS THIS ALLOCATION OF RISK. IN NO EVENT SHALL CADENCE'S LIABILITY FOR PROPERTY DAMAGE EXCEED THE GREATER OF $50,000, OR THE LICENSE FEE PAID BY CUSTOMER FOR THE LICENSED PROGRAM THAT CAUSED SUCH DAMAGE. CUSTOMER AGREES IT WILL TAKE NO LEGAL ACTION AGAINST CADENCE'S THIRD PARTY SOFTWARE SUPPLIERS.

8.  Fees and Terms of Payment.
    -------------------------

Cadence's price list in effect at receipt of Customer's order shall apply unless otherwise provided in a Product Quotation provided to Customer by Cadence. Payment of the total amount invoiced is due thirty (30) days of the latter of shipment or invoice date.

9.  Taxes.
    -----

Customer will pay or reimburse all federal, state and local taxes (exclusive of taxes on Cadence's net income), duties and assessments, if any due, arising on or measured by amounts payable to Cadence under this Agreement.

10. Shipment.
    --------
Delivery is to be made F.O.B. Customer's dock and shipping charges, including insurance, shall be paid by Cadence.

11. Maintenance, Installation and Training.
    --------------------------------------

License Program charges do not include maintenance, installation or training. Separate maintenance services are available under the terms of Cadence's Maintenance Services Agreement which Cadence recommends. Installation services and training, where available from Cadence, may also be ordered under separate agreement at Cadence's then current rates. Any installation assistance provided by Cadence hereunder shall be without liability or risk to Cadence.

12. Proprietary Rights Indemnity.
    ----------------------------

If any Licensed Program supplied hereunder becomes the subject of a claim of infringement of a U.S. patent or copyright. Cadence will indemnify Customer against such claim provided that Customer gives Cadence prompt written notice of such claim, allows Cadence to direct the defense and settlement of the claim, and cooperates with Cadence as necessary for defense and settlement of the claim. If an injunction is obtained against Customer's use of a Licensed Program, or if in Cadence's opinion such an injunction is likely to be obtained, Cadence shall have the right to obtain for Customer the right to continue using the Licensed Program, replace or modify the Licensed Program so that it becomes non-infringing, or terminate the license granted hereunder to such Licensed Program with refund to Customer of the license fee paid for such Licensed Program, (less a reasonable charge for the period during which Customer has had availability of such Licensed Program for use). Cadence will have no liability for any infringement claim to the extent it is based on modification of a Licensed Program other than by Cadence, with or without authorization; or results from failure of Customer to utilize in updated version of a Licensed Program; or results from compliance by Cadence with designs, plans or specifications furnished by Customer. THE FOREGOING STATES CADENCE'S ENTIRE LIABILITY AND CUSTOMER'S EXCLUSIVE REMEDIES FOR PROPRIETARY RIGHTS INFRINGEMENT.

13. Protection of Licensed Materials.
    --------------------------------

The Licensed Program and Documentation are the confidential and proprietary property of Cadence or third parties from whom Cadence has obtained rights. Customer receives no rights to and will not sell, assign, lease, market, transfer, encumber, or otherwise suffer to exist any lien or security interest (other than those of Cadence) on, nor allow any third person, firm, corporation, or other entity to copy, reproduce or disclose in whole or in part in any manner the Licensed Program or Documentation. Customer receives no rights to and shall not create not attempt to create by reverse engineering, reverse assembly, reverse compiling any part of the sourcecode from any such Licensed Program or Documentation or permit any third party to do so. Customer shall take all reasonable steps, both during and after the term of this Agreement, to insure that no unauthorized persons shall have access to the Licensed Program or Documentation and that no unauthorized copy, in whole or in part, in any form shall be made. Customer's obligation under this section shall survive any termination of any other provision of this Agreement.

14. Export. The license granted hereunder does not permit export of the Licensed
    ------
Programs or Documentation. In addition, Customer warrants that Customer shall comply with all U.S. laws regarding export and all other necessary approval and licensing requirements of the U.S. Dept. of Commerce and other agencies or departments of the U.S. Government.

15. Assignment.
    ----------

Neither party shall assign this Agreement, or delegate, or subcontract any portion of its rights, duties, or obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed. The party's consent to an assignment shall not be deemed to be a consent to any subsequent assignment. The following shall be deemed an assignment: (1) any dissolution, merger, consolidation, or other reorganization of or affecting the party, whether or not the party is the surviving corporation, and (2) the sale or transfer, whether is one or a series of transactions, of stock possessing more than fifty percent (50%) of the total combined voting power of all classes of the party's capital stock issued, outstanding and entitled to vote for the election of the directors.

16. Notices.
    -------

Notices to Customer shall be sent to the address specified beneath Customer's signature and to Cadence, to 555 River Oaks Parkway, San Jose, California 95134,
Attn: Legal Department, or such new address as a party specifies to the other in writing.

17. Governing Law. This Agreement will be governed by the procedural and
    -------------
substantive laws of the State of California, U.S.A., without regards to its conflicts of laws principles. This Agreement is prepared and executed and shall be interpreted in the English language only, and no translation of the Agreement into another language shall have any effect. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods (1980) is specifically excluded from and shall not apply to this Agreement.

18. General.
    -------

This Agreement is the complete and exclusive statement of the agreement between the parties and supersedes all proposals, oral or written, and all other communications between the parties relating to the subject matter of this Agreement. Any terms and conditions of any purchase order or other instrument issued by Customer in connection with this Agreement which are in addition to, inconsistent with or different from the terms and conditions of this Agreement shall be of no force or effect, This Agreement may be modified only by a written instrument duly executed by authorized representatives of the parties. Any waiver by either party of any condition, part, term, or provision of this Agreement shall not be construed as a waiver of any other condition, part, term, or provision or a waiver of any future event or circumstance. If any provision of this Agreement is held invalid or unenforceable, the remainder of the Agreement shall continue in full force and effect.

19. Government Use.
    --------------

If Customer is a part of the U.S. Government, Customer agrees that the Licensed Program and Documentation are classified as "Commercial Computer Software" and "Commercial Computer Software Documentation." Pursuant to 48 CFR 12.00 et seq. and 48 CFR (S)227.7202-1 - (S)227.7202-4, the Government acquires only those rights as are set forth herein.

                             ---- End of Terms ----

================================================================================
This Agreement shall be binding on the parties only after acceptance at Cadence's offices in California and signed by an Officer thereof.

CUSTOMER:_________________________         CADENCE DESIGN SYSTEMS, INC.
      (Print Name)

By:_______________________________         By:_____________________________
Name:_____________________________         Name:___________________________
Title:____________________________         Title:__________________________
Date:_____________________________         Date:___________________________

ADDRESS:
__________________________________
__________________________________
__________________________________
__________________________________
__________________________________
(City, State, Zip Code, Country)
cadence                                                AGREEMENT NO.____________

                          SOFTWARE LICENSE AGREEMENT
                         STANDARD TERMS AND CONDITIONS

THIS SOFTWARE LICENSE AGREEMENT ("Agreement") is made ___ day of ______ , 19__, between Cadence Design Systems, Inc., ("Cadence") and the undersigned, ("Customer"). Customer desires by this Agreement to obtain from Cadence licenses to use certain Licensed Programs and related Documentation (as defined below) and establish the terms and conditions of all such transactions between them. Therefore, Cadence and Customer agree as follows:

________________________________________________________________________________

1. Maintenance Services.
   --------------------

Definitions in the Cadence Software License Agreement apply herein.

(a) Cadence will provide remedial and preventive maintenance services ("Maintenance Services") to keep the most current release of the Licensed Program(s) licensed by Customer under a Cadence Software License Agreement "SLA", in good operating condition.

(b) Cadence will keep available telephone assistance to Customer between 8:00 a.m. and 5:00 p.m., prevailing local time Cadence Service Facilities, Monday through Friday, excluding Cadence recognized company holidays.

(c) Cadence will provide appropriate assistance to Customer within a reasonable period after Customer adequately describes a Licensed Program and/or Documentation problem to Cadence's Customer Support Organization. Such assistance will be at Cadence's expense where it determines that the reported problem is due to defects in an unaltered most current version of a Licensed Program or its Documentation. If it determines that the reported problem is not due to a Licensed Program, if Customer requests and Cadence agrees to provide the requested service, Customer agrees to pay Cadence's then current prices for services Cadence provides to correct such problem.

(d) If Customer makes modifications, interfaces, and/or other changes to the Licensed Program and Documentation as permitted under the SLA, Customer shall promptly inform Cadence in writing and provide such information as Cadence determines necessary to properly maintain the Licensed Program and Documentation.

(e) Cadence's obligation to provide Maintenance Services pursuant to this Agreement is dependent upon:

       (1) the existence of a SLA in effect between Cadence and Customer;
       (2) Customer's continued good repair of the Designated Equipment; and
       (3) the performance by Customer of all of its obligations set forth in the SLA and in this Agreement.

(f) Cadence shall not be obligated to provide Maintenance Services pursuant to this Agreement that are required by any of the following:

       (1) abuse, misuse, accident or neglect; or
       (2) repairs, alterations, and/or modifications which axe not permitted under the SLA and which are performed by other than Cadence or its agents; or
       (3) use of materials not meeting Cadence's requirements: or
       (4) use of the Licensed Program for other than the intended purpose for which licensed and designated; or
       (5) malfunction, modification or relocation of the Designated Equipment from the Designated Sites; or
       (6) where inadequate backups are supplied.

(g) Cadence may refuse to provide Maintenance Services where, in Cadence's opinion, a condition exists that represents a hazard to the safety of its employees or agents.

2. Initial Term; Commencement; Renewal. This Agreement is intended to commence
   -----------------------------------
at the time of shipment of the related Licensed Program. Therefore, Maintenance Services shall commence on the business day following software installation subject to the approval of Cadence and payment in advance of the applicable fee(s). This Agreement shall have am initial term of one (1) year, and this Agreement shall renew for successive twelve (12) month periods unless terminated in writing by either party at least thirty (30) days prior to the anniversary date of commencement of Maintenance Services or terminated by Cadence per (S)11. If there has been any lapse of Maintenance Services, such Maintenance Services will commence only after an evaluation by Cadence of Customer's current status and, if necessary, updating of the Licensed Program(s) to a serviceable revision. Customer shall pay Cadence's software update charges where applicable. Maintenance Services renewal is contingent on current payment of maintenance fees, Customer not being in default hereunder or under the SLA, and a valid Customer order.

3. Prices and Term of Payment. The prices set forth on the Product Quotation
   --------------------------
apply to the initial term. Cadence will advise Customer at least thirty (30) days prior to the expiration of a term of the prices applicable to the subsequent term. Each annual installment is due and payable in advance, net thirty (30) days from invoice date.

4. Taxes. Customer will pay or reimburse all federal, state and local taxes
   -----
(exclusive of taxes on Cadence's net income), duties and assessments arising on or measured by amounts payable to Cadence under this Agreement.

5. Additional Services. If Cadence agrees to perform services requested by
   -------------------
Customer which are not included as part of this Agreement, such services shall be billed to Customer at prices and terms determined by Cadence.

6. Updates and New Products. Updates, consisting of one copy of modifications
   ------------------------
and improvements to each Licensed Program and/or Documentation which Cadence determines are required to achieve the specifications established by Cadence for the Licensed Program and/or Documentation will be provided at no additional cost. Customer acknowledges that Cadence will maintain only the most current version of the Licensed Program. Cadence shall maintain prior versions until the earlier of' 6 months from the release of each new version release, or termination of this Agreement. Upon receipt and installment of an update to a Licensed Program. Customer may keep one copy of the previous version of the Licensed Program for archival purposes only and shall destroy all other copies of the previous version of the Licensed Program. New products are determined and defined solely by Cadence and are not covered by the fees already paid by Customer.

7. Excluded Services. Cadence does not itself provide hardware maintenance
   -----------------
unless the same is pre-arranged for a fee. In addition, services connected with relocation of the Licensed Program from the Designated Equipment or reconfiguration of same or Customer induced problems associated with the Designated Equipment are excluded. The cost of tools, supplies, accessories, media, and other expendables required by Cadence to perform the Maintenance Services are excluded. Maintenance Services outside the contiguous United States that would otherwise be covered by this Agreement are excluded.

8. Customer Responsibilities. Customer shall:
   -------------------------

(a) Notify Cadence promptly by Cadence designated electronic problem reporting software or telephone of Licensed Program problems and provide follow-up reports in writing, Cadence will confirm receipt of any electronic problem report within twenty-four (24) hours of receipt and, in the absence of such a confirmation. Customer shall promptly re-transmit such report:

(b) Allow Cadence full and unrestricted access to all Designated Equipment at the Designated Sites and other communication facilities and provide Cadence reasonable workspace and storage and other normal and customary facilities;

(c) Provide Cadence with reasonable assistance as requested and insure that an employee of Customer is present during Service;

(d) Provide sufficient support and test time on Customer's computer system in duplicate the problem, certify that the problem is due to the Licensed Program and, when repairs are complete, certify that the problem has been repaired;

(e) Provide the same standard of care for Licensed Programs and/or Documentation that it applies to its own products or data of like nature and value and return any defective Licensed Programs and/or Documentation or attest in writing to the destruction of same as directed by Cadence

(f) Provide sufficient data to Cadence to reproduce the problem on another computer at Cadence's Customer Support Center. Cadence will retain a copy of the data to use for validation of future releases of

Cadence Products unless specifically directed not to do so in writing by Customer.

9.  Relocation of Designated Equipment. Customer shall notify Cadence in writing
    ----------------------------------
not more than thirty (30) days prior to moving the Designated Equipment from the Desiganted Sites as to its intended new location. Cadence shall be under no obligation to provide any services under this Agreement during or as a result of such relocation.

10. Protection of Licensed Materials. Each Licensed Program and Documentation
    --------------------------------
are the confidential and proprietary property of Cadence or third parties from whom Cadence has obtained rights. Customer receives no rights to and will not sell, assign, lease, market, transfer, encumber, or otherwise suffer to exist any lien or security interest (other than those of Cadence ) on, nor allow any third person, firm, corporation, or other entity to copy, reproduce or disclose in whole or in part in any manner the Licensed Program or Documentation. Customer receives no rights to and shall not create nor attempt to create by reverse engineering, reverse assembly, reverse compiling any part of the sourcecode from any such Licensed Program or Documentation or permit any third party to do so. Customer shall lake all reasonable steps, both during and after the term of this Agreement, to insure that no unauthorized person(s) shall have access to the Licensed Program or Documentation and that no unauthorized copy, in whole or in part, in any form shall be made.

11. Termination. Either party may terminate this Agreement by written notice to
    -----------
the other party not more than thirty (30) days prior to the anniversary of the commencement of Maintenance Services hereunder. Cadence may terminate this Agreement immediately upon default by Customer hereunder or under the SLA. Where a new version of a Licensed Program has been offered to Customer. Cadence may terminate Maintenance Services for the old version of such Licensed Program under this Agreement six (6) months after first commercial shipment to Customer of such new version if Customer has not installed such version.

12. Default. Failure of Customer to perform its obligations hereunder or under
    -------
the SLA, including, without limitation, timely payment in full of all fees or the insolvency, bankruptcy, reorganization, assignment for the benefit of creditors, or dissolution, liquidation, or winding up of the business shall constitute a default under this Agreement.

13. Force Majeure. Cadence shall not be liable for any loss, damage, or penalty
    -------------
resulting from delay due to causes beyond its control, including, without limitation, delays by its suppliers.

14. No Assignment. Customer shall not assign, delegate, or subcontract any
    -------------
portion of its rights, duties, or obligations under this Agreement and any attempt to do so shall be void.

15. No Warranty
    -----------

IN CONNECTION WITH THE SERVICES RENDERED AND COMPUTER SOFTWARE AND DOCUMENTATION SUPPLIED UNDER THIS AGREEMENT, CADENCE MAKES NO WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR OF MERCHANTABILITY OR OF NON-INFRINGEMENT.

16. Limitation of Liability.
    -----------------------

CADENCE'S CUMULATIVE LIABILITY UNDER THIS AGREEMENT FOR ALL CAUSES OF ACTION SHALL BE LIMITED TO AND NOT EXCEED THE MAINTENANCE SERVICES FEE PAID BY CUSTOMER, REGARDLESS OF WHETHER CADENCE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR THAT ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE OR OTHERWISE. CADENCE SHALL NOT BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE SERVICES, LOSS OF PROFITS, INTERRUPTION OF BUSINESS, OR FOR ANY OTHER SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED, WHETHER FOR BREACH OF WARRANTY, CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE. CUSTOMER ACKNOWLEDGES THAT THE MAINTENANCE FEE REFLECTS THIS ALLOCATION OF RISK.

17. Notices. Notices to Customer shall be sent to the address specified beneath
    -------
Customer's signature below and to Cadence shall be sent to: 555 River Oaks Parkway, San Jose, CA 95134, Attn: Legal Department, or such new address as a party specifies to the other in writing.

18. Governing Law. This Agreement will be governed by the procedural and
    -------------
substantive laws of the State of California, U.S.A., without regards to its conflicts of laws principles. This Agreement is prepared and executed and shall be interpreted in the English language only, and no translation of the Agreement into another language shall have any effect. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods (1980) is specifically excluded from and shall not apply to this Agreement.

19. General. This Agreement is the complete and exclusive statement of the
    -------
agreement between the parties and supersedes all proposals, oral or written, and all other communications between the parties relating to the subject matter hereunder. Any terms and conditions of any purchase order or other instruments issued by Customer in connection with this Agreement which are in addition to, inconsistent with, or different from the terms and conditions of this Agreement shall be of no force or effect. This Agreement may be modified only by a written instrument duly executed by authorized representatives of Cadence and Customer. Any waiver by either party of any condition, part, term or provision of this Agreement shall not be construed as a waiver of any other condition, part, term or provision or a waiver of any future event or circumstance. If any provision of this Agreement is held invalid or unenforceable then the remainder of the Agreement shall continue in full force and effect.

                            ----- End of Terms -----

________________________________________________________________________________
This Agreement shall be effective and binding on the parties' only after acceptance at Cadence's offices in California and signed by an Officer thereof.

CUSTOMER:_______________________           CADENCE DESIGN SYSTEMS, INC.
      (Print Name)

By:_____________________________           By:______________________________
Name:___________________________           Name:____________________________
Title:__________________________           Title:___________________________
Date:___________________________           Date:____________________________

ADDRESS:
_________________________________________________
_________________________________________________
_________________________________________________
_________________________________________________

                                   EXHIBIT G

                   Licenses for use in Professional Services


REF:   Software OEM Agreement
Dated: December 23, 1997
======================================================================

1.   DEFINITIONS.

     Unless the context otherwise requires and unless defined in this Exhibit G,
                                                                      ---------
capitalized terms shall have the meanings ascribed thereto in the Software OEM License Agreement to which this Exhibit is attached as Exhibit G (the "OEM
                                                       ---------
Agreement").

2.   ACCESS TO LICENSED WORKS AT THIRD PARTIES FOR CONSULTING.

     2.1 License Access, Certain customers or potential customers of Cadence's professional design consulting services ("Professional Services") have been granted or may be granted licenses by Vendor or Cadence to use the Licensed Work for such customer's internal purposes. Vendor hereby permits Cadence, acting under an consulting engagement for Professional Services ("Consulting Engagement"), to utilize the Licensed Works licensed to such customer in performing a Consulting Engagement for such customer, and Vendor hereby waives any existing prohibitions or restrictions on such customer, under the license agreement with customer covering such Licensed Works that would prevent the customer from permitting Cadence to access and use the Licensed Works licensed under such license agreement in performing such Consulting Engagement both at customer's site and at an off-site consulting facility of Cadence used in such Consulting Engagement; provided, however, that such waiver shall apply solely to such Consulting Engagement of Cadence for such customer. To the extent necessary to permit Cadence to perform the Consulting Engagement for the customer (i) the customer may allow Cadence to access and use the Licensed Works at the customer's site on the designated workstations, and (it) Vendor shall allow Cadence to receive a copy of the Licensed Works from customer and to install such copy at Cadence's off-site consulting facility on designated equipment and with a temporary key provided by Vendor (or by Cadence). Such customer license agreement(s) for the Licensed Works shall in all other respects remain in full force and effect, without any other modification. The parties agree to cooperate reasonably and in good faith to the extent necessary to effect the intention of this Section: including providing appropriate assurances to customers or potential customers of Cadence that Vendor consents to use of the Licensed Works by Cadence under a proposed or existing Consulting Engagement as contemplated herein.

     2.2 License Grants for Access Use. Subject to the terms and conditions set forth in this Exhibit and as applicable the OEM Agreement to which this is an Exhibit, with respect to the Licensed Work licensed to a customer of Cadence under a license agreement between Vendor and such customer, Vendor hereby authorizes and grants to Cadence the nonexclusive, nontransferable, right and license to use such Licensed Work in machine-readable, object code form solely:
(a) on the computer hardware equipment and at the designated sites authorized by Vendor in such customer license agreement: and to install copies at Cadence's consulting facility not located at such designated sites; and (b) to perform the work of a Consulting Engagement on behalf of the customer Cadence expressly agrees not to use the Licensed Work for any purposes other than the express activities set forth in such Consulting Engagements.

3.   LICENSES TO SOFTWARE OBTAINED BY TRANSFER FROM CUSTOMER.

     3.1 License Transfer. Vendor hereby acknowledges and agrees that Cadence as part of providing Professional Services may enter into outsourcing arrangements with certain of its customers who are parties to software license agreements with Vendor, which agreements grant such customers the right to use Licensed Works. Vendor hereby agrees to permit the transfer and relicensing to Cadence, pursuant to an outsourcing arrangement with its customer, of Licensed Works for which the customer has a right to use under a software license agreement with Vendor. Cadence, Vendor and such customer shall enter into a transfer agreement substantially in the form attached as Exhibit 1, to memorialize such transfer. Upon such transfer, the Licensed Works shall be subject to the license grant in Section 3.2 and all other terms and conditions of this Exhibit and, to the extent not inconsistent herewith, the terms and
                                   -------------------------
conditions of Vendor's standard software license agreement and maintenance agreement for commercial customers, current copies of which are attached hereto as Exhibit I1, and all terms and conditions of the prior customer license agreement shall be inapplicable as between such customer and such licensing part), with respect to the transferred Licensed Work, except for such terms that are intended to survive termination under the applicable customer license agreement with Vendor.

     3.2 Grant of License for Transferred Software. Subject to the terms and conditions set forth in this Exhibit and as applicable in the OEM Agreement, in the event Cadence enters into an outsourcing arrangement with a customer of Cadence, which customer has licensed Licensed Works under a customer license agreement between Vendor and such customer, and such Licensed Works are transferred to Cadence under the terms of such outsourcing arrangement, then Vendor hereby authorizes and grants to Cadence the fully paid-up, nonexclusive, nontransferable right and license to use such Licensed Works in machine-readable, object code form solely: (a) at a Cadence consulting facility on such computer hardware equipment as authorized by Vendor in such original customer license agreement, and (b) to perform Consulting Engagements (including developing customized flows as necessary for such engagements) for such customer. Cadence expressly agrees not to use such Licensed Works for any purposes other than the activities contemplated under such Consulting Engagements. The above license includes the right to reproduce such Licensed Works only as necessary for the purpose of back-up copies.

4.   DIRECT LICENSES TO LICENSED WORKS FOR CONSULTING ENGAGEMENTS.

     4.1 Access to Licensed Works by Direct License. Vendor agrees to allow Cadence to obtain direct licenses to Licensed Works of Vendor, under the license provisions set forth in Sections 42 below, solely for the purpose of allowing use of such Licensed Works by Cadence in performing Consulting Engagements for its customers, including without limitation the preparation of customized flows as needed in connection with performing such Consulting Engagements. To obtain such licenses, Cadence shall identify the Licensed Works of Vendor that Cadence would like to license and to provide a purchase order or obtain a product quotation with respect to such Licensed Work, as appropriate. The Licensed Works that Vendor licenses to Cadence hereunder, shall be specifically identified in purchase orders submitted to Vendor by Cadence. Such direct license of the Licensed Works shall be subject to the license grant in Section 42 and all other terms and conditions of this Exhibit and, to the extent not inconsistent
                                                        --- ------------
herewith, the terms and conditions of Vendor's standard software license
--------
agreement and maintenance agreement for commercial customers, current copies of which are attached hereto as Exhibit II.

     4.2 License Grants for Consulting Engagements. Vendor hereby grants to Cadence, and Cadence accepts, subject to all other terms of this Exhibit and as applicable the OEM Agreement to which this is an Exhibit, and provided that Cadence has paid the appropriate License Fee or Fees set forth in

Section 8 of this Exhibit, a 99-year, fully-paid, non-transferable, non-exclusive, personal, limited license: (i) to use each Licensed Work in machine readable form, at the designated sites identified for each specific Licensed Work in the applicable Product Quotation, solely for the purpose of performing Consulting Engagements on behalf of Cadence's customers, which may also include the preparation of customized flows necessary for performing such Consulting Engagements, and (ii) to utilize the applicable Documentation included in such Licensed Work in connection with Cadence's permitted use of the Licensed Work.

     4.3 Direct License Acceptance. Cadence shall have 15 days after delivery of the Licensed Works to inspect and determine if such software conforms to the specifications therefor and/or contains media or other material defects. Unless Cadence provides written notice to Vendor within 15 days of delivery of such software to Cadence that it rejects the software based on a material failure to conform to the specifications or a media or other material defect, the software shall be deemed to have been accepted by Cadence. If Cadence properly rejects such Licensed Works, the License Works will be returned to Vendor. Nothing in this Section shall limit or restrict Vendor's obligations to correct material errors or defects in the License works as provided in the maintenance obligations discussed in Section 7 (Maintenance & Training).

     4.4 Short Duration Licenses. The parties hereby agree that the terms and conditions Of any license to Cadence the term of which is less than one year shall be determined on a case-by-case basis.

5.   GENERAL LICENSING PROVISIONS.

     5.1 Procedures for Obtaining Licenses. Each Party agrees to cooperate and work reasonably with the other Party to achieve the intent of this Exhibit of providing access and licenses to Cadence to the Licensed Work for Professional Services.

     5.2 Trademark License and Copyrights. Vendor hereby grants to Cadence a nonexclusive. world-wide limited license to use Vendor's trademarks relating to the Licensed Works licensed to Cadence hereunder and its trade names (together, the "Marks") solely on advertising and related printed marketing materials used exclusively for marketing or promotion purposes by Cadence in its seeking to obtain and enter into Consulting Engagements. Cadence will state in appropriate places on all materials using the Marks that the Marks are trademarks of Vendor Cadence shall replicate Vendor's copyright notices (as they appear or as designated by Vendor) in any software and Documentation reproduced under this Agreement.

     5.3 Continuation of Intended Use Licenses. The parties hereto understand that, during the Term (including extensions), Cadence may from time to time acquire a third party entity that has, at the time of such acquisition, the right under an existing license agreement with Vendor to use certain of such Vendor's software (including, without limitation, Licensed Works) for the internal purposes of such entity. The parties hereby agree that, if Cadence acquires such an entity that such entity (whether it is merged into Cadence or its Subsidiary or maintained as a Subsidiary) shall continue to have the right under such license from Vendor to use Vendor's software (including Licensed Works) for the purposes originally licensed to such entity.

6.   LICENSE RESTRICTIONS.

     6.1 Covenants Against Unauthorized Use. Cadence hereby covenants that it shall not use any Licensed Works licensed for use by Cadence hereunder for any purpose except as expressly authorized in the applicable Sections granting Cadence the right to use the Licensed Work. The parties agree that Cadence may provide access to Licensed Works to third party consultants and subcontractors performing services which are contemplated under the terms of this Exhibit and the OEM Agreement, so long as they sign appropriate Non-Disclosure Agreements.

     6.2 No License to Source Code. Cadence is not entitled to receipt or use of the source code for any Software of the other Party, except as provided in Sections 8, 4 and related Sections of the OEM Agreement and the Escrow Agreement.

7.   SUPPORT, MAINTENANCE AND TRAINING.

     7.1 Maintenance and Support. Except as otherwise provided in Section 3 or 4 hereof, Vendor shall provide to Cadence its standard commercial support and maintenance services with respect to the Licensed Works made available to Cadence under this Exhibit G, under the terms and conditions of its standard commercial maintenance agreement (current copy attached). Vendor agrees to provide Cadence with Field AE support commensurate with what Vendor provides to its preferred customers.

     7.2 Training. Cadence will pay Vendor at Vendor's then current standard charges for any additional training or other professional consulting services, other than covered by Section 8.5 of this Exhibit G, and will be subject to terms and conditions agreed upon in advance by both parties.

8.   PAYMENTS.

     8.1 No Fees Due for License Access. There shall be no fees due to Vendor from Cadence hereunder for any access granted to Cadence to the Licensed Works under Section 2 or 3 of this Exhibit G The customer's fees and financial obligations shall be unaffected.

     8.2 No Fees Due for License Transfer. There shall be no fees due to Vendor from Cadence hereunder for any transfer of Licensed Works from a customer of Vendor to Cadence pursuant to an outsourcing arrangement or transfer agreement between such customer and Cadence, as contemplated in Section 3 of this Exhibit, and no fees for the licenses granted by Vendor to Cadence for the license to use such transferred Licensed Works under Section 3 or 4 of this Exhibit G. Any maintenance fees for such transferred Licensed Works shall be in accordance with the provisions of this Exhibit G.

     8.3 No Fees for License of Upgrade Copies in Cadence Professional Services. There shall be no fees due to Vendor from Cadence hereunder for any Upgrade Copies license to Cadence for its Professional Services. Cadence bill pay Vendor for maintenance and support for such Licensed Works as provided in
Section 8.4 and 8.5 below.

     8.4 Fees Due for Direct Licenses. Prices for the purchase of direct licenses for use in Consulting Engagements will adhere to the following schedule:


     Number of Licenses     Discount Off List Price    Maintenance Cost
     ------------------     -----------------------    -------------------

     Up to 50 licenses            [***]%               [***]% of the list price
     51-80 licenses               [***]%               [***]% of the list price
     more than 80 licenses        [***]%               [***]% of the list price

[***] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     8.5 Support and Maintenance Fees. For technical support and maintenance services provided for direct license copies of the Licensed Works, Vendor will charge Cadence the maintenance fee described in Section 8.4 above. There will be no support and maintenance fees for licenses under Section 2 or 3. The customer's maintenance fees and financial obligations under the existing customer maintenance agreement shall be unaffected.
________________________________________________________________________________

                                   EXhibit I

                          Form of Transfer Agreement

                Exhibit I to the Professional Services Exhibit
                     to the Software OEM License Agreement
                        between Cadence and Synplicity

                          Form of Transfer Agreement
                          (Transfer Agreement No.:______)

     This Transfer Agreement (the "Transfer Agreement"), including all Appendixes attached, is made and entered into as of ______, 19 __ (the "Effective Date") by and between [Customer], a _________ corporation, having a principal place of business at ("Customer"), CADENCE DESIGN SYSTEMS, INC., a Delaware corporation having a principal place of business at 555 River Oaks Parkway, San Jose, CA 95134-1937 (choose one: "Consultant" / "Licensor"), and XXX, ______ an corporation having a principal place of business ____________________________________________ at (choose other
"Licensor"/"Consultant").

                                   Recitals

     A. Customer is a licensee of certain software owned and licensed to Customer by Licensor (the "Transfer Software" as more fully defined below), which Transfer Software is being used by Customer in the design and development of integrated circuits, other electronic devices and/or printed circuit boards.

     B. Customer and Consultant have entered into an outsourcing arrangement whereby Consultant shall undertake the control and management of certain Customer personnel and property (so that Customer no longer has such control or management), in order to perform one or more electronic design consulting engagements for such Customer.

     C. To facilitate such outsourcing arrangement, Customer desires to transfer physical control of the Transfer Software, the related documentation, and the maintenance and support obligations relative thereto to Consultant, and terminate its license rights in the Transfer Software, and Consultant desires to receive such transfer and to obtain license rights to such Transfer Software from Licensor.

     D. Licensor concurs in the transfer of the Transfer Software and the maintenance and support rights and obligations from Customer to Consultant subject to the provisions of the Cross License Agreement between Consultant and Licensor, dated ________ ___, 199__ (the "Cross-License Agreement").

     Now Therefore, for good and valuable consideration and in further consideration of the mutual covenants and undertakings herein contained, the parties intending to be legally bound by the provisions hereof, agree as follows:

1.   Assignment And Transfer

     1.1 Assignment. Subject to the conditions hereof, Customer hereby assigns, transfers, and conveys to Consultant, its legal successors, assigns or representatives, without the necessity of any consideration in addition to that recited herein, all of its rights and interests in and to the software identified in Appendix 1 (the "Transfer Software"), and documentation relating thereto together with applicable support and maintenance rights and obligations pertaining thereto, pursuant to the provisions of this Transfer Agreement and the Cross-License Agreement.

     1.2 Transfer. Transfer of the Transfer Software and related documentation shall occur at the physical location of the respective items of software and documentation identified in Appendix 1.

2.   Consultant License Rights

     The license rights of Consultant in the Transfer Software and related documentation assigned and transferred herein shall be as set forth in, and subject to the terms and conditions of, the Cross-License Agreement, as supplemented by this Transfer Agreement. There shall be no fee required for the transfer of the license rights in the Transfer Software.

3.   Customer License Rights

     3.1 Transfer Software. Upon transfer of the Transfer Software from Customer to Consultant, all license rights of Customer with respect to Transfer Software shall terminate.

     [3.2 Adjustment of Fees and Obligations. Licensor and Customer agree that there are certain rights and obligations that have accrued prior to the Effective Date and that are still due and owing as between Licensor and Customer. For example, Customer has pre-paid ___________ in respect of support and maintenance fees for services of Licensor that have not yet been provided Licensor may also have certain claims and rights against Customer for fees and liabilities relating to the Transfer Software. The parties hereby agree to satisfy all presently known obligations to one another by providing for a single payment (the "Satisfaction Payment") from [Licensor/Customer] to [Customer/Licensor], such Satisfaction Payment payable within 30 days of the Effective Date By making the Satisfaction Payment, the parties agree to waive all such rights against one another based on any claims or obligations that were known or that accrued or arose prior to the Effective Date.]

     [3.3 Retained Software. It is understood by and among the parties that Licensor has granted Customer licenses to use other software of Licensor, (the "Retained Software") and that the rights and obligations of Customer and Licensor to such Retained Software shall not be altered or affected by this Transfer Agreement. It is understood and agreed that Customer intends to transfer and does transfer to Consultant, and that Licensor consents only to the transfer of the property and rights set forth herein. No other property or rights, including those which may derive in part from the property and rights herein conveyed, are transferred or otherwise conveyed hereby.]

4.   Warranty And Disclaimer

     NEITHER CUSTOMER NOR LICENSOR MAKE ANY WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE TRANSFER SOFTWARE. ALL TRANSFER SOFTWARE AND RELATED DOCUMENTATION ARE TRANSFERRED TO CONSULTANT ON AN "AS IS" BASIS WITHOUT ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

5.   Consultant Acceptance

     Consultant does hereby accept the transfer of the Transfer Software and related documentation herein described, and agrees to perform all of the terms and conditions herein contained, and as provided in the Cross-License Agreement.

6.   Licensor Or Consent And Release

     Licensor hereby consents to the transfer to Consultant of the Transfer Software and related documentation as herein provided and releases Customer from its obligations relative to said Transfer Software and related documentation, from and after the Effective Date of the Transfer, and hereby terminates any licensing agreements pertaining thereto, except as to those provisions that may be expressly stated to survive termination or cancellation.

7.   Hold Harmless

     By the acceptance of the Transfer of the Transfer Software, commencing on the Effective Date, Consultant assumes all of the liability and responsibility pertaining to said Transfer Software set forth in the Cross-License Agreement and herein, and shall indemnify and save Customer harmless against any and all claims resulting from the Transfer Software that may be made against Customer in any way based on actions occurring or obligations arising after such Effective Date, and shall pay any judgment and costs, including reasonable attorneys fees, that may be recovered against Customer as a result of all such claims.

8.   Miscellaneous

     8.1 Integration. This Transfer Agreement and the Appendix referenced herein, and all agreements as referenced herein, contain the entire and only understanding or agreement between the parties relating to the subject matter hereof All previous commitments, writings, proposals, negotiations, representations, provisions, or undertakings or conditions, both oral and written, not contained herein, are superseded and shall be of no effect and shall not be binding on either party.

     8.2 Amendment. This Transfer Agreement may not be amended, modified, released discharged, supplemented, interpreted, or changed in any manner except by written instruction referencing this Transfer Agreement, identified as "Amendment to Transfer Agreement Number [____], among [Customer], [Consultant] and Licensor, dated ________", and signed by duly authorized representatives of the parties.

     8.3 Headings. The captions and headings utilized herein are provided as aids in referencing provisions of this Transfer Agreement, but shall not be part of the Transfer Agreement or utilized in interpretation, or construction of the terms and conditions hereof.

     8.4 Counterparts. This Transfer Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same instrument.

           [the remainder of this page is intentionally left blank]

     In Witness Whereof, the undersigned have caused this Transfer Agreement [No.______] to be signed by their duly authorized representatives and to be effective as of the date first set forth above.

[Customer]                               [Licensor]



---------------------------------        --------------------------------------
          (Signature)                                   (Signature)



---------------------------------        --------------------------------------
          (Name Typed)                   (Name Typed)



---------------------------------        -------------------------------------
          (Title)                                       (Title)



---------------------------------        -------------------------------------
          (Date)                                        (Date)


[Consultant]



---------------------------------
          (Signature)



---------------------------------
          (Name Typed)



---------------------------------
          (Title)



---------------------------------
          (Date)

                                  Appendix 1

                          Transfer Software and Sites

Description of Transfer Software

Sites where deployed

Designated Equipment

Specific permitted or prohibited Uses

Any additional reproduction rights?




---------------------

                                  Exhibit II

    Synplicity's Current Standard Commercial Software License Agreement and
                             Maintenance Agreement


[To be provided by Synplicity]

                                  Exhibit II
                                  ----------

                         SYNPLICITY LICENSE AGREEMENT
                         ----------------------------

                   IMPORTANT - SYNPLICITY LICENSE AGREEMENT
                         READ CAREFULLY BEFORE OPENING

This legal document is an agreement between you, the user, and Synplicity, Inc. ("Synplicity"). By opening this package, you agree to be bound by the terms of this agreement (the "Agreement").

If you do not agree to the terms of this Agreement, do not open this package or use the sol. rare inside. Promptly return this package and the other items (including written materials, and binders or other packaging) to the place you obtained them for a full refund.

                                   License.

Synplicity grants to you, a nonexclusive right to use this copy of a Synplicity software program (the "SOFTWARE") on one computer system or on networked computer systems, but only with the security key(s) or authorization code(s) provided to you by Synplicity or its agents. All authorized systems must be used within the country for which the systems were licensed and must be located at a single site (within a one-kilometer radius.)

                              Copy Restrictions.

This SOFTWARE and documentation is protected by United States copyright laws and international treaty provisions. Unauthorized copying of the SOFTWARE in whole or in is expressly forbidden. Subject to these restrictions, you may load the SOFTWARE onto one computer to support authorized use and you may make one copy of the SOFTWARE solely for backup purposes, provided you include all copyright and trademark notices on the backup copy. You may not copy any part of the written materials, nor may you modify, adapt, translate into any language, or create derivative works based on the SOFTWARE or written materials without the prior written consent of Synplicity.

                           Ownership of the SOFTWARE

Synplicity retains all right, title, and interest in the SOFTWARE and documentation (and any copy thereof). This License is not a sale of the original SOFTWARE or of any copy.

                        Use and Transfer Restrictions.

This SOFTWARE is licensed to you for internal use only. You may not (a) make the SOFTWARE available for use by others in any timesharing, service bureau, or similar arrangement, (b) lease, rent, or loan the SOFTWARE to any third party on a temporary or permanent basis, or (c) sub-license, assign, or otherwise transfer the license granted or the rights under it without the prior written consent of Synplicity. You may not reverse engineer, decompile, or disassemble the SOFTWARE in whole or in part.

                                 Termination.

Synplicity may terminate this Agreement in the event of breach or default by you. Upon termination you relinquish all rights under this Agreement, and must cease using the SOFTWARE and return or destroy all copies (and partial copies) of the SOFTWARE and documentation.

                                    Export.

You agree not to allow the Synplicity SOFTWARE to be sent or used in any country except in compliance with applicable U.S. laws and regulations.

                       Limited Warranty and Disclaimer.

Synplicity warrants that the SOFTWARE will perform substantially in accordance with the accompanying documentation for a period of ninety (90) days from the date of receipt Synplicity's entire liability and your exclusive remedy shall be, at Synplicity's option, either (a) return of the license fee, or (b) replacement of the SOFTWARE that does not meet Synplicity's Limited Warranty. In either case, you must return the SOFTWARE to Synplicity with a copy of the receipt. Any replacement CD ROM or disk will be warranted for the remainder of the original warranty period or 30 days, whichever is longer. Some states/jurisdictions do not allow limitations on duration of an implied warranty, so the above limitation may not apply to you. EXCEPT AS EXPRESSLY SET FORTH ABOVE, NO OTHER WARRANTIES OR CONDITIONS, EITHER EXPRESS OR IMPLIED, ARE MADE BY SYNPLICITY WITH RESPECT TO THE SOFTWARE AND THE ACCOMPANYING WRITTEN MATERIALS (STATUTORY OR OTHERWISE), INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND SYNPLICITY EXPRESSLY DISCLAIMS ALL WARRANTIES AND CONDITIONS NOT STATED HEREIN. SYNPLICITY DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE SOFTWARE WILL MEET YOUR REQUIREMENTS, BE UNINTERRUPTED OR ERROR FREE, OR THAT ALL DEFECTS IN THE PROGRAM WILL BE CORRECTED. The entire risk as to the results and performance of the SOFTWARE is assumed by you. Some states/jurisdictions do not allow the exclusion of implied warranties, so the above exclusion may not apply to you.

                            Limitation of Liability.

YOU AGREE THAT IN NO EVENT SHALL SYNPLICITY OR ITS AGENTS BE LIABLE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION. DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTIONS, LOSS OF BUSINESS INFORMATION, OR OTHER PECUNIARY LOSS) ARISING OUT OF THE USE OF OR INABILITY TO USE THESE SYNPLICITY PRODUCTS, EVEN IF SYNPLICITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. In no event will Synplicity be liable to you for damages in an amount greater than the fees you paid for the use of the SOFTWARE. Some states/jurisdictions do not allow the limitation or exclusion of incidental or consequential damages, so the above limitations or exclusions may not apply to you.

                   Intellectual Property Right Infringement.

In the event that a claim alleging infringement of an intellectual property right arises concerning the SOFTWARE (including but not limited to patent, trade secret, copyright or trademark rights), Company in its sole discretion may elect to defend or settle such claim. Company in the event of such a claim may also in its sole discretion elect to terminate this Agreement and all rights to use the SOFTWARE, and require the return or destruction of the SOFTWARE, with a refund of the fees you paid for use of the SOFTWARE less a reasonable allowance for use and shipping.

                                Miscellaneous.

Synplicity reserves all rights not expressly granted to you. This Agreement constitutes the complete agreement between you and Synplicity with respect to your license for the SOFTWARE, and supersedes any previous oral or written representations. This Agreement is governed by the laws of the State of California, USA. This Agreement will not be governed by the U.N. Convention on Contracts for the International Sale of Goods. If any provision of this Agreement is found to be invalid or unenforceable, it will be enforced to the extent permissible and the remainder of this Agreement will remain in full force and effect. Failure to prosecute a party's rights with respect to a default hereunder will not constitute a waiver of the right to enforce rights with respect to the same or any other breach.

Government Users: Use, reproduction, release, modification, or disclosure of this commercial computer software, or of any related documentation of any kind, is restricted in accordance with FAR 12.212 and DFARS 227.7202. and further restricted by this License Agreement. Synplicity, Inc., 624 East Evelyn Avenue, Sunnyvale, CA 94086, U.S.A.